                                                                Exhibit 10.2(a)

         ==============================================================

                                U.S. $50,000,000

                                CREDIT AGREEMENT

                            Dated as of March 29,l996

                                      among

                         CHICAGO TITLE AND TRUST COMPANY

                                 as the Company,

                                       and

                     CERTAIN COMMERCIAL LENDING INSTITUTIONS

                                 as the Lenders,

                                       and

                         THE CHASE MANHATTAN BANK, N.A.

                    as Administrative Agent for the Lenders.

         ==============================================================

                                CREDIT AGREEMENT

      THIS CREDIT AGREEMENT, dared as of March 29, 1996, among CHICAGO TITLE AND TRUST COMPANY, an Illinois corporation (the "Company"), the various financial institutions as are or may become parties hereto (collectively, the "Lenders"), and THE CHASE MANHATTAN BANK, N.A., as Administrative agent (the "Administrative Agent") for the Lenders.

                               W I T N E S E T H:

      WHEREAS, the Company is engaged directly and through its various Subsidiaries in the business of issuing title insurance; and

      WHEREAS, the Company is party to an Amended and Restated Credit Agreement. dazed as of December 30, 1993 (the "Existing Credit Agreement"), among the Company, the various financial institutions party thereto, The Continental Bank N.A., as agent and United States National Bank of Oregon, Bank of America National Trust and Savings Association and Harris Trust and Savings Bank, as Co-Agents, pursuant to which the Company borrowed $71,000,000 in certain term loans (the "Existing Loans") and

      WHEREAS, the Company wishes to refinance the $50,000,000 of Existing Loans currently outstanding under the Existing Credit Agreement, and the Lenders and the Administrative Agent wish to make available to the Company the loans provided for herein to effect such refinancing, in each case on the terms and conditions set forth in this Agreement;

      NOW, THEREFORE, in consideration of the mutual agreements contained herein, and subject to the terms and conditions hereof, the parties hereto, intending to be bound hereby, further agree as follows:

      SECTION 1. DEFINITIONS

      SECTION 1.1 Defined Terms. The following terms (whether or not underscored) when used In this Agreement, including its Preamble and Recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

      Additional Capital Contributions shall mean all capital contributions made to the Company by or on behalf of its parent corporation subsequent to December 31, 1989.

                                TABLE OF CONTENTS

                                                                       Page

SECTION 1. DEFINTTIONS ................................................   1
      1.1 Defined Terms ...............................................   1
      1.2 Use of Defined Terms ........................................  12
      1.3 Cross-References ............................................  12
      1.4 Accounting Terms; Financial Statements ......................  12

SECTION 2. COMMITMENT OF THE LENDERS; CONDITIONS ......................  12
      2.1 Commitment ..................................................  12
      2.2 Borrowing Procedure .........................................  12
      2.3 Conditions to the Loan ......................................  13

SECTION 3. NOTES EVIDENCING THE LOAN ..................................  13
      3.1 Notes .......................................................  13
      3.2 Maturity of Notes ...........................................  13
      3.3 Prepayment ..................................................  13

SECTION 4. INTEREST ...................................................  14
      4.1 Continuation and Conversion Elections .......................  14
      4.2 Funding .....................................................  14
      4.3 Interest Provisions .........................................  14
          4.3.1  Rates ................................................  14
          4.3.2  Post-Maturity Rates ..................................  15
          4.3.3  Payment Dates ........................................  15

SECTION 5. FEES .......................................................  15
      5.1 Fees ........................................................  15
      5.2 Administrative Agent's Fee ..................................  15

SECTION 6. CERTAIN LIBO RATE AND OTHER PROVISIONS .....................  16
      6.1 Fixed Rate Lending Unlawful .................................  16
      6.2 Deposits Unavailable ........................................  16
      6.3 Increased LIBO Rate Loan Costs, etc .........................  16


                                       (i)

                                                                         Page

      6.4 Funding Losses ..............................................   17
      6.5 Increased Capital Costs .....................................   17
      6.6 Taxes .......................................................   18
      6.7 Payments, Computations, etc .................................   19
      6.8 Sharing of Payments .........................................   20
      6.9 Setoff ......................................................   20
      6.10 Use of Proceeds ............................................   21

SECTION 7. WARRANTIES .................................................   21
      7.1 Organization, etc ...........................................   21
      7.2 Authorization; No Conflict ..................................   21
      7.3 Validity and Binding Nature .................................   21
      7.4 Financial Statements ........................................   21
      7.5 Litigation and Contingent Liabilities .......................   22
      7.6 Liens .......................................................   22
      7.7 Subsidiaries ................................................   22
      7.8 Investment Company Act ......................................   23
      7.9 Public Utility Holding Company Act ..........................   23
      7.10 Regulation U ...............................................   23
      7.11 Ownership of Properties ....................................   23
      7.12 Taxes ......................................................   23
      7.13 Pension and Welfare Plans ..................................   23
      7.14 Accuracy of Information ....................................   24

SECTION 8. COMPANY'S COVENANTS ........................................   24
      8.1 Reports, Certificates and Other Information .................   24
            8.1.1 Company Audit Report ................................   24
            8.1.2 Annual Company Unaudited Statements .................   25
            8.1.3 Company Interim Reports .............................   25
            8.1.4 Certificates ........................................   25
            8.1.5 Annual Statement Blanks .............................   25
            8.1.6 Quarterly Statement Blanks ..........................   25
            8.1.7 Notice of Default and Litigation ....................   25
            8.1.8 Subsidiaries ........................................   26
            8.1.9 ERISA ...............................................   26
            8.1.10 Additional Information .............................   26
      8.2 Books, Records and Inspections ..............................   26
      8.3 Insurance ...................................................   26
      8.4 Taxes .......................................................   26
      8.5 Consolidated Net Worth ......................................   27
      8.6 Statutory Surplus ...........................................   27


                                      (ii)

                                                                        Page

       8.7 Interest Expense Coverage Ratio ............................  27
       8.8 Liquidity ..................................................  27
       8.9 Loss Reserve Ratio .........................................  27
       8.l0 Restricted Payments .......................................  27
       8.11 Indebtedness ..............................................  28
       8.l2 Liens .....................................................  28
       8.13 Mergers, Consolidations, Purchases ........................  29
       8.14 Asset Dispositions ........................................  30
       8.15 Debt-to-Equity Ratio ......................................  30
       8.16 Existing Business .........................................  30
       8.17 Other Agreements ..........................................  30
       8.l8 Merrill Lynch Lease .......................................  30

   SECTION 9. CONDITIONS OF LENDING ...................................  31
       9.1 Documents ..................................................  31
            9.1.1 Notes ...............................................  31
            9.1.2 Corporate Documents .................................  31
            9.1.3 Payoff Letter .......................................  31
            9.1.4 Incumbency and Signatures ...........................  31
            9.1.5 Opinion of Counsel for the Company ..................  31
            9.1.6 Confirmatory Certificate ............................  32
            9.1.7 Other ...............................................  32
       9.2 Further Conditions .........................................  32

SECTION 10. EVENTS OF DEFAULT AND THEIR EFFECT ........................  32
       10.1 Events of Default .........................................  32
            10.1.1 Non-Payment of Notes, etc ..........................  32
            10.1.2 Non-Payment of Other Indebtedness ..................  32
            10.1.3 Bankruptcy, Insolvency, etc ........................  33
            10.1.4 Non-Compliance with this Agreement .................  33
            10.1.5 Warranties .........................................  33
            10.1.6 Change of Control ..................................  33
            10.1.7 Judgments ..........................................  34
            10.1.8 Pension Plans ......................................  34
       10.2 Effect of Event of Default ................................  34

SECTION 11. THE ADMINISTRATIVE AGENT ..................................  34
       11.1 Actions ...................................................  34
       11.2 Funding Reliance, etc .....................................  35
       11.3 Exculpation ...............................................  35
       11.4 Successor .................................................  36


                                      (iii)

                                                                       Page

       11.5 Loans by Chase ...........................................  36
       11.6 Credit Decisions .........................................  36
       11.7 Copies, etc ..............................................  36

SECTION 12. MISCELLANEOUS PROVISIONS .................................  37
       12.1 Waivers, Amendments, etc .................................  37
       12.2 Notices ..................................................  38
       12.3 Costs, Expenses and Taxes ................................  38
       12.4 Indemnification ..........................................  39
       12.5 Survival .................................................  39
       12.6 Severability .............................................  40
       12.7 Captions .................................................  40
       12.8 Execution in Counterparts, Effectiveness, etc ............  40
       12.9 Governing Law ............................................  40
       12.10 Successors and Assigns ..................................  40
       12.11 Sale and Transfer of Notes; Participations in Notes .....  40
             12.11.1 Assignments .....................................  41
             12.11.2 Participations ..................................  42
       12.12 Other Transactions ......................................  43
       12.13 Forum Selection and Consent to Jurisdiction .............  43
       12.14 Waiver of Jury Trial ....................................  44
       12.15 Confidentiality .........................................  44

                                    EXHIBITS
Exhibit A          -   Note
Exhibit B          -   Continuation/Conversion Notice
Exhibit C          -   Lender Assignment Agreement
Exhibit D          -   Scheduled Properties

                                    SCHEDULES

Schedule 7.5       -   Litigation and Contingent Claims
Schedule 7.6       -   Liens
Schedule 7.7       -   Subsidiaries
Schedule 7.13      -   ERISA
Schedule 8.11      -   Indebtedness


                                      (iv)

      Adjusted Total Assets shall mean for any fiscal year the total assets of the Company and its Subsidiaries on a consolidated basis as at the commencement of such fiscal year, as shown on a consolidated balance sheet of the Company prepared as at the end of the preceding fiscal year in accordance with generally accepted accounting principles consistently applied, less any amounts shown on such consolidated balance sheet representing Unrestricted Assets.

      Administrative Agent is defined in the preamble and includes each other Person as shall have subsequently been appointed as the successor Administrative Agent pursuant to Section 11.4.

      Affiliate of any Person shall mean a corporation which controls, is controlled by or is under common control with such Person.

      Agreement shall mean, on any date, this Credit Agreement as the same may, from time to time, be amended, supplemented, amended and restated, or otherwise modified and in effect.

      Alternate Reference Rate shall mean, on any date and with respect to all Reference Rate Loans, a fluctuating rate of interest per annum equal to the higher of

      (a) the rate of interest most recently announced by Chase at its Domestic Office as its prime lending rate; and

      (b) the Federal Funds Effective Rate most recently determined by the Agent plus 0.50%.

The Alternate Reference Rate is not necessarily intended to be the lowest rate of interest determined by Chase in connection with extensions of credit. Changes in the rate of interest on the Notes while maintained as Reference Rate Loans will take effect simultaneously with each change in the Alternate Reference Rate. The Agent will give notice promptly to the Company and the Lenders of changes in the Alternate Reference Rate.

      Annual Payment Date shall mean each regularly scheduled date for the payment of principal pursuant to Section 3.2.

      Annual Statement Blank shall mean the annual statement of the conditions and affairs of each Title Insurance Subsidiary in the form prescribed by its applicable State regulatory authority for title insurance companies and prepared in accordance with applicable statutory accounting principles.

      Approved Investments shall mean investments (i) in direct obligations of, or obligations the principal of and interest on which are fully guaranteed by, the United States of America, (ii) in obligations issued or guaranteed by any agency or instrumentality of the United States of America, (iii) in certificates of deposit of, and time deposits in, any bank organized under the laws of the United States of America or any State thereof whose short-term commercial paper rating from Standard & Poor's Corporation is at least A-1 or the equivalent thereof or from Moody's Investors Service, Inc. is at least P-1 or the equivalent thereof (or in the event that neither such company is providing such service, any other similar nationally recognized rating service), or (iv) in short-term notes or other obligations rated P-1 by Moody's investors Service, Inc. or A-1 by Standard and Poor's Corporation (or in the event that neither such company is providing such service, any other similar nationally recognized rating service); provided that all Investments in the obligations of any single issuer (other than pursuant to clauses (i) and (ii) above) shall not exceed the greater of (x) $60,000,000 and (y) 20% of all Approved Investments.

      Assignee Lender is defined in Section 12.11.1

      Business Day shall mean

            (a) any day which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in Chicago, Illinois and New York, New York; and

            (b) relative to the making, continuing, prepaying or repaying of any LIBO Rate Loans, any day on which dealings in Dollars are carried on in the London interbank market

      Capitalized Lease Obligations shall mean the present value (determined in accordance with generally accepted accounting principles) of obligations to pay future rentals under a lease, under which lease the obligations of the lessee are required under generally accepted accounting principles to be shown as a liability on the balance sheet of such lessee; provided that in the event the Merrill Lynch Lease is required to be treated as a capitalized lease for accounting purposes, the term "Capitalized Lease Obligations" shall not include the Merrill Lynch Lease Obligations.

      Cash and Marketable Securities shall mean as at the end of any fiscal quarter (i) with respect to the Title Insurance Subsidiaries all assets on a combined basis for the Title Insurance Subsidiaries which are included on page 2, lines 1, 2.1, 2.2, 6.1 and 6.2 (excluding preferred stock and common stock of Affiliates) of the Form 9 Annual Statement Blank and the Quarterly Statement Blank of the Title Insurance Subsidiaries as at such date (or the equivalent items if the forms of said Annual Statement Blank or Quarterly Statement Blank shall be amended) and (ii) with respect to the Company, all assets which would be included on page 2, lines 1,2.1,2.2, 6.1 and 6.2 (excluding preferred stock and common stock of Affiliates) of the Form 9 Annual Statement Blank of the Company (or the equivalent items if the form of said Annual Statement Blank shall be amended) if the Company was filing such form based on applicable statutory accounting principles applied on a basis consistent with those applied on 12/31/95.

      Chase shall mean The Chase Manhattan Bank, N.A., and any successor corporation thereto by merger, consolidation or otherwise.

      Commitment shall mean, relative to any Lender, such Lender's obligation to make Loans pursuant to Section 2.1.

      Commitment Amount shall mean, on any date $50,000,000, or such lesser amount as is borrowed by the Company on the Loan Date.

      Company - see Preamble.

      Consolidated Net Income shall mean consolidated total revenues of the Company and its Subsidiaries, less all consolidated charges which should be deducted before arriving at net income, as determined in accordance with generally accepted accounting principles.

      Consolidated Net Worth shall mean the sum of the capital stock, additional paid-in capital and retained earnings accounts of the Company and its Subsidiaries as shown on the Company's consolidated balance sheet prepared in accordance with generally accepted accounting principles; provided, however that Consolidated Net Worth shall be reduced by the face amount of any debt instruments of Affiliates which are not Subsidiaries of the Company owned by the Company or its Subsidiaries, The Company implemented at December 31,1993, the provisions of Statement of Financial Accounting Standards Bulletin Number 115. Under this statement, the Company's investments in certain marketable securities are valued at fair values, with the changes in such values being recorded directly in stockholder's equity. The Company and the Lenders agree that for purposes of the computation of Consolidated Net Worth, the changes resulting from revaluations, either increases or decreases, shall be excluded from such computations.

      Continuation/Conversion Notice shall mean a notice of continuation or conversion and certificate duly executed by the Company, substantially in the form of Exhibit B hereto.

      Controlled Group shall mean all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with the Company, are treated as a single employer under Section 414(b) or 414(c) of the Internal Revenue Code or Section 4001 of ERISA.

      CTI shall mean Chicago Title Insurance Company, a Missouri corporation and Subsidiary of the Company.

      Debt Service shall mean, for any fiscal period, the sum of (i) Interest Expense for such period, plus (ii) all amounts of principal paid or payable on all indebtedness for borrowed money or for the deferred purchase price of property (including the Notes for such period, plus (iii) any reductions from time to time in Capitalized Lease Obligations appearing as indebtedness on the liability side of a balance sheet in accordance with generally accepted accounting principles; provided that the term "Debt Service" shall not include any obligation to the extent such obligation is permitted by Section 8.11(v), 8.11(vii) or 8.11(x); and provided further, that in the event the Merrill Lynch Lease is required to be treated as a capital lease for accounting purposes, the term "Debt Service" shall not include the Merrill Lynch Lease Obligations.

      Dollar and $ shall mean lawful money of the United States.

      Domestic Office shall mean, relative to any Lender, the office of such Lender designated as such below its signature hereto or designated in the Lender Assignment Agreement or such other office of a Lender (or any successor or assign of such Lender) within the United States as may be designated from time to time by notice from such Lender, as the case may be, to each other Person party hereto.

      Earnings Before Interest and Taxes shall mean, for any fiscal period, the sum of (i) Consolidated Net Income of the Company for such period, plus (ii) all Interest Expense of the Company and its Subsidiaries deducted in determining Consolidated Net Income for such period, plus (iii) any provision for Federal income taxes deducted in determining Consolidated Net Income for such period, as determined in accordance with generally accepted accounting principles.

      Environmental Laws shall mean all applicable federal, state or local statutes, laws, ordinances, codes, rules, regulations and guidelines (including consent decrees and administrative orders) relating to public health and safety and protection of the environment

      ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

      Event of Default shall mean any of the events described in Section 10.1.

      Existing Credit Agreement - see Recitals.

      Existing Loans - see Recitals.

      Federal Funds Effective Rate shall mean, for any period, a fluctuating interest rate per annum equal for each day during such period to

            (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York; or

            (b) if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on transactions in an amount equal to the outstanding principal amount of the Notes received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

      Indemnified Liabilities is defined in Section 12.4.

      Indemnified Parties is defined in Section 12.4.

      Interest Expense shall mean, for any fiscal period, all amounts paid or payable by the Company and its Subsidiaries on a consolidated basis as interest expense on all indebtedness for borrowed money or for the deferred purchase price of property or as the implicit interest expense on all obligations which are regarded as capital leases for accounting purposes, as determined in accordance with generally accepted accounting principles, provided that the term "Interest Expense" shall not include any interest on any obligation to the extent such obligation is permitted by Section 8.11(v), 8.11(vii) or 8.11(x); provided further that in the event the Merrill Lynch Lease is required to be treated as a capital lease for accounting purposes, the term "Interest Expense" shall not include any interest on the Merrill Lynch Lease Obligation.

      Interest Period shall mean, relative to any LIBO Rate Loans, the period beginning on (and including) the date on which such LIBO Rate Loan is made or continued as, or continued into, a LIBO Rate Loan pursuant to Section 4.1 and shall end on (but exclude) the day which numerically corresponds to such date one, three or six months thereafter (or, if such month has no numerically corresponding day, on the last Business Day of such month), in either case as the Company may select in its relevant notice pursuant to Section 4.1; provided, however, that

            (a) if such Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next following Business Day unless such next following Business Day is the first Business Day of a calendar month, in which case such Interest Period shall end on the Business Day next preceding such numerically corresponding day; and

            (b) no Interest Period may end later than the next occurring Annual Payment Date.

      Investment Borrowings shall mean indebtedness of the Company or a Subsidiary having a maturity of 92 days or less representing borrowings from a bank or banks with which the Company or such Subsidiary has a depositary relationship, which borrowings shall be fully secured by Approved Investments purchased by the Company with the proceeds of such borrowings.

      Lender Assignment Agreement shall mean a Lender Assignment Agreement substantially in the form of Exhibit C hereto.

      Lenders - see Preamble.

      LIBO Rate shall mean, relative to any Interest Period for LIBO Rate Loans, the rate of interest equal to the average (rounded upwards, if necessary, to the nearest 1/100 of 1%) of the rates per annum at which Dollar deposits in immediately available funds are offered to Chase's LIBOR Office in the London interbank market as at or about 11:00 a.m. (London time) two Business Days prior to the beginning of such Interest Period for delivery on the first day of such Interest Period, and in an amount approximately equal to the amount of the Notes and for a period approximately equal to such Interest Period.

      LIBO Rate Loan shall mean the Notes while bearing interest, at all times during the applicable Interest Period, at a fixed rate of interest determined by reference to the LIBO Rate (Reserve Adjusted).

      LIBO Rate (Reserve Adjusted) shall mean, relative to any LIBO Rate Loan for any Interest Period, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined pursuant to the following formula

    LIBO Rate           =                 LIBO Rate
                              ---------------------------------
(Reserve Adjusted)             1.00 - LIBOR Reserve Percentage

      The LIBO Rate (Reserve Adjusted) for any Interest Period for LIBO Rate Loans will be determined by the Administrative Agent on the basis of the LIBOR Reserve Percentage in effect on, and the applicable rates furnished to and received by the Administrative Agent from Chase, two Business Days before the first day of such Interest Period.

      "LIBOR Office" shall mean, relative to any Lender, the office of such Lender designated as such below its signature hereto or designated in the Lender Assignment Agreement or such other office of a Lender as designated from time to time by notice from such Lender to the Company and the Administrative Agent, whether or not outside the United States, which shall be making or maintaining LIBO Rate Loans of such Lender hereunder.

      LIBOR Reserve Percentage shall mean a percentage equal to the daily average during each period the Note bears interest at the LIBO Rate (Reserve Adjusted) of the percentages in effect on each day of such period, as prescribed by the Federal Reserve Board, for determining the aggregate maximum reserve requirements (including all basic, supplemental, marginal and other reserves) applicable to "Eurocurrency liabilities" pursuant to Regulation D or any other then applicable regulation of the Federal Reserve Board which prescribes requirements applicable to "Eurocurrency liabilities," as presently defined in Regulation D. Without limiting the effect of the foregoing, the LIBOR Reserve Percentage shall reflect any other reserves required to be maintained against any category of liabilities that includes deposits by reference to which the LIBO Rate (Reserve Adjusted) is to be determined. The Notes shall be deemed to be "Eurocurrency liabilities," as defined in Regulation D, and, as such, shall be deemed to be subject to such reserve requirements without the benefit of, or credit for, proration, exceptions or offsets which may be available to any Lender from time to time under Regulation D.

      Loans is defined in Section 2.1.

      Loan Date is defined in Section 2.1.

      Loan Documents shall mean this Agreement, the Notes and each Continuation/Conversion Notice.

      Long-Term Indebtedness shall mean all indebtedness of the Company and its Subsidiaries for borrowed money or on account of deposits (other than trust and escrow balances) or advances, all indebtedness of the Company and its Subsidiaries for the deferred purchase price of property and services to the extent provided in Section 8.11, all indebtedness of others assumed or guaranteed by the Company or any of its Subsidiaries or in respect of which the Company or any Subsidiary is secondarily or contingently liable (other than (x) by endorsement of negotiable instruments in the course of collection, and (y) other indebtedness of others guaranteed by the Company or any of its Subsidiaries or in respect of which the Company or any Subsidiary is secondarily or contingently liable not exceeding at any one time an aggregate of $5,000,000) and all Capitalized Lease Obligations of the Company and its Subsidiaries, which indebtedness or obligation is in each case by its terms payable more than one year after the date of such determination; provided that the term "Long-Term Indebtedness" shall not include any obligation which is permitted by Section 8.11(vii), 8.11(viii) or 8.12 nor shall it include any obligation to the extent such obligation is permitted by Section 8.11(x); provided further that in the event the Merrill Lynch Lease is required to be treated as a capital lease for accounting purposes, the term "Long-Term Indebtedness" shall not include the Merrill Lynch Lease Obligation.

      Loss Reserves shall mean as at the end of any fiscal quarter all amounts for the Title Insurance Subsidiaries on a combined basis which are shown as "Reserve for undetermined title losses of which notice has been received" on line 1(b), page 3 of the Form 9 Annual Statement Blank and the Quarterly Statement Blank of the Title Insurance Subsidiaries as at such date (or the equivalent item if the forms of said Annual Statement Blank or Quarterly Statement Blank shall be amended).

      Merrill Lynch Lease shall mean that certain Lease Agreement dated as of December 29, 1988, as amended and restated as of March 3, 1989 between SRS Funding, Inc., as lessor, and the Company, as lessee, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time and any and all replacements or refinancings thereof, provided that such replacements or refinancings would not have been treated as a Capitalized Lease Obligation if such replacement or refinancing had been entered into on or before January 1, 1991.

      Merrill Lynch Lease Obligations shall mean the obligations of the Company from time to time outstanding under the Merrill Lynch Lease in an amount not to exceed $30,000,000; or such lesser amount as is permitted pursuant to Section 8.18.

      Net Asset Sales shall mean, for any fiscal year, the excess, if any, of
(i) sales or other dispositions of assets in such fiscal year, over (ii) purchases or other acquisitions of assets in such fiscal year; provided, however, that Net Asset Sales shall not include sales or purchases of Unrestricted Assets. Repayments by third parties to the Company or any Subsidiary of loans and other amounts receivable shall not be deemed to be sales or other dispositions of assets for purposes of the foregoing definition.

      Note shall mean a promissory note of the Company payable to any Lender, in the form of Exhibit A hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate indebtedness of the Company to such Lender resulting from outstanding Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

      Obligations shall mean all obligations (monetary or otherwise) of the Company arising under and In connection with this Agreement, the Notes or any other Loan Document.

      Participant is defined in Section 12.11.

      PBGC shall mean the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

      Pension Plan shall mean a "pension plan", as such term is defined in section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multiemployer plan as defined in section 4001(a)(3) of ERISA), and to which the Company or any corporation, trade or business that is, along with the Company, a member of a Controlled Group, may have liability, including any liability by reason of having been a substantial employer within the meaning of section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.

      Percentage shall mean, relative to any Lender, the percentage set forth opposite its signature hereto or set forth in the Lender Assignment Agreement, as such percentage may be adjusted from time to time pursuant to Lender Assignment Agreement(s) executed by such Lender and its Assignee Lender(s) and delivered pursuant to Section 12.11.

      Person shall mean any natural person, corporation, partnership, firm, association, trust, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

      Plan shall mean any Pension Plan or Welfare Plan.

      Quarterly Payment Date shall mean the last day of each March, June, September, and December or, if any such day is not a Business Day, the next succeeding Business Day.

      Quarterly Statement Blank shall mean the quarterly statement of the conditions and affairs of each Title Insurance Subsidiary in the form prescribed by its applicable State regulatory authority for title insurance companies and prepared in accordance with applicable statutory accounting principles.

      Reference Rate Loan shall mean the Notes while bearing interest at a fluctuating rate determined by reference to the Alternate Reference Rate.

      Required Lenders shall mean, at any time, Lenders holding at least 64% of the then aggregate outstanding principal amount of the Notes then held by the Lenders, or, if no such principal amount is then outstanding, Lenders having at least 64% of the Commitments.

      Restricted Payments is defined in Section 8.10.

      Scheduled Properties shall mean the real property listed on Exhibit D hereto.

      Security Union shall mean Security Union Title Insurance Company, a California corporation.

      Statutory Premium Reserve shall mean as at the end of any fiscal quarter all amounts on a combined basis for the Title Insurance Subsidiaries which would be shown as "statutory premium reserve" on line 2(a), page 3 of the Form 9 Annual Statement Blank and the Quarterly Statement Blank of the Title Insurance Subsidiaries as at such date (or the equivalent item if the forms of said Annual Statement Blank or Quarterly Statement Blank shall be amended).

      Statutory Surplus shall mean as at the end of any fiscal quarter the combined surplus of all Title insurance Subsidiaries, computed for them in the same manner as the item that is required to be filed as "Surplus as Regards Policy Holders" on line 22, page 3 of the Form 9 Annual Statement Blank and the Quarterly Statement Blank of the Title Insurance Subsidiaries as at such date (or the equivalent item if the forms of said Annual Statement Blank or Quarterly Statement Blank shall be amended).

      Subsidiary shall mean a corporation of which the Company and/or its other Subsidiaries own, directly or indirectly, such number of outstanding shares as have more than 50% of the ordinary voting power for the election of directors.

      Taxes is defined in Section 6.6.

      Title Insurance Subsidiaries shall mean CTI, Security Union and TT; provided, that in the event a Subsidiary of CTI, Security Union or TT in existence on the date of execution and delivery hereof subsequently becomes a direct Subsidiary of the Company, the term "Title Insurance Subsidiaries" shall mean CTI, Security Union, TT and such Subsidiary. In determining compliance by the Title Insurance Subsidiaries with the various covenants applicable to them in Section 8, such determinations shall be based on applicable statutory accounting principles applied on a basis consistent with those at the time in effect. It is understood and agreed that statutory accounting principles require that all Subsidiaries of Title Insurance Subsidiaries be carried on the books of such Title Insurance Subsidiaries on a statutory equity basis.

      TT shall mean Ticor Title Insurance Company, a California corporation.

      Unmatured Event of Default shall mean any event which if it continues uncured will, with lapse of time or notice or lapse of time and notice, constitute an Event of Default.

      Unrestricted Assets shall mean cash and marketable securities (including, without limitation, assets pledged to secure trust and escrow deposits), mortgages and non-operating real estate (including, without limitation, claims acquired properties).

      Welfare Plan shall mean a "welfare plan", as such term is defined in section 3(1) of ERISA.

      SECTION 1.2 Use of Defined Terms. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in each Note, Continuation/Conversion Notice, notice and other communication delivered from time to time in connection with this Agreement.

      SECTION 1.3 Cross-References. Unless otherwise specified, references in this Agreement and in each other Loan Document to any Section are references to such Section of this Agreement.

      SECTION 1.4 Accounting Terms; Financial Statements. All accounting terms used herein but not expressly defined in this Agreement have the respective meanings given to them in accordance with generally accepted accounting principles. Unless otherwise provided herein, all computations and determinations for purposes of determining compliance with the financial requirements of this Agreement shall be made in accordance with generally accepted accounting principles on a basis consistent with those at the time in effect.

      SECTION 2. COMMITMENT OF THE LENDERS; CONDITIONS.

      SECTION 2.1 Commitment. Subject to the terms and conditions of this Agreement, each Lender severally agrees to make a loan (individually a "Loan" and collectively the "Loans") on or before March 29, 1996 (the "Loan Date"), as the Company may request, in an amount equal to such Lender's Percentage times the aggregate amount requested by the Company from all Lenders. The aggregate principal amount of the Loans which all Lenders shall be committed to make to the Company shall not exceed $50,000,000. Each Lender's Loan shall be disbursed in a single drawing, and once repaid may not be reborrowed.

      SECTION 2.2 Borrowing Procedure. The Administrative Agent shall receive on or before 11:00 a.m. (New York time) at least three Business Days' prior notice from the Company of the proposed borrowing hereunder, which shall be confirmed promptly in writing. On or before 12:00 p.m. (New York time) on the Loan Date, each Lender shall deposit with the Administrative Agent same day funds in an amount equal to such Lender's Percentage of the requested Loan. Such deposit will be made to an account which the Administrative Agent shall specify by notice to the Lenders. To the extent funds are received from the Lenders, the Administrative Agent shall make such funds available to the Company by wire transfer to the account the Company shall have specified. No Lender's obligation to make its Loan hereunder shall be affected by any other Lender's failure to make its Loan.

      SECTION 2.3 Conditions to the Loan.. Notwithstanding any other provision of this Agreement, no Lender shall be required to make the Loans provided for hereunder if the conditions precedent to the making of the Loans specified in
Section 9 have not been satisfied.

      SECTION 3. NOTES EVIDENCING THE LOAN.

      SECTION 3.1 Notes. Each Lender's Loan shall be evidenced by a Note with appropriate insertions, dated the date hereof and payable to the order of such Lender in the original principal amount equal to such Lender's Percentage of the Commitment Amount. The Company hereby irrevocably authorizes each Lender to make (or cause to be made) appropriate notations on the grid attached to such Lender's Note (or on any continuation of such grid) or in such Lender's books and records, which notations, if made, shall evidence, inter alia, the date of, the outstanding principal of, and the interest rate and Interest Period applicable to the Loan evidenced thereby. Such notations shall be conclusive and binding on the Company absent manifest error; provided, however, that the failure of any Lender to make any such notations shall not limit or otherwise affect any Obligations of the Company.

      SECTION 3.2 Maturity of Notes. The Company shall, on each Annual Payment Date set forth below, make a scheduled repayment of the aggregate outstanding principal amount of the Notes in the amount shown below opposite such Annual Payment Date:

                    12/31/96    $10,500,000
                    12/31/97    $10,500,000
                    12/31/98    $ 9,666,666
                    12/31/99    $ 9,666,666
                    12/31/00    $ 9,666,668

      SECTION 3.3 Prepayments. The Company may prepay the Notes in whole or in part at any time upon not less than three Business Days' notice to the Administrative Agent on any Quarterly Payment Date provided the Company makes any payments required by Section 6.4. Such prepayment may also be made on any other date upon not less than three Business Days'. notice to the Administrative Agent and payment of all accrued interest thereon and any payments required by
Section 6.4. Any partial prepayment shall, at the option of the Company, be applied either pro rata to the 1998, 1999 and 2000 installments or pro rata to the then remaining installments. Any amount so prepaid may not be reborrowed.

      SECTION 4. INTEREST.

      SECTION 4.1 Continuation and Conversion Elections. By delivering a Continuation/Conversion Notice to the Administrative Agent on or before 11:00 a.m. (New York time) on a Business Day, the Company may from time to time irrevocably elect on not less than three nor more than five Business Days' notice before the end of the then current Interest Period that the Notes be, in the case of a Reference Rate Loan, converted into a LIBO Rate Loan or, in the case of a LIBO Rate Loan, be converted into a Reference Rate Loan or continued as a LIBO Rate Loan. In the absence of delivery of a Continuation/Conversion Notice with respect to any LIBO Rate Loan at least three Business Days before the last day of the then current Interest Period with respect thereto, such LIBO Rate Loan shall, on such last day, automatically convert to a Reference Rate Loan; provided, however, that no Loan may be continued as, or be converted into a LIBO Rate Loan when any Event of Default has occurred and is continuing.

      SECTION 4.2 Funding. Each Lender may, if it so elects, fulfill its obligation to make, continue or convert a LIBO Rate Loan hereunder by causing one of its foreign branches or Affiliates (or an international banking facility created by such Lender) to make or maintain such LIBO Rate Loan; provided, however, that such LIBO Rate Loan shall nonetheless be deemed to have been made and to be held by such Lender. and the obligation of the Company to repay such LIBO Rate Loan shall nevertheless be to such Lender for the account of such foreign branch, Affiliate or international banking facility. In addition, the Company hereby consents and agrees that, for purposes of any determination to be made for purposes of Sections 6.1, 6.2, 6.3 or 6.4, it shall be conclusively assumed that each Lender elected to fund all LIBO Rate Loans by purchasing, as the case may be, Dollar certificates of deposit in the U.S. or Dollar deposits in its LIBOR Office's interbank eurodollar market.

      SECTION 4.3 Interest Provisions Interest on the outstanding principal amount of the Notes shall accrue and be payable in accordance with this Section 4.3.

      SECTION 4.3.1 Rates. Pursuant to an appropriately delivered
Continuation/Conversion Notice, the Company may elect that the Notes accrue interest at a rate per annum:

            (a) during any period maintained from time to time as a Reference Rate Loan, equal to the Alternate Reference Rate from time to time in effect; and

            (b) during any period maintained as a LIBO Rate Loan, during each Interest Period applicable thereto, equal to the sum of the LIBO Rate (Reserve Adjusted) for such Interest Period plus a margin of 0.40%.

      SECTION 4.3.2 Post-Maturity Rates. After the date any principal amount of the Notes is due and payable (whether on the Annual Payment Date, upon acceleration or otherwise), or after any other monetary Obligation of the Company shall have become due and payable, the Company shall pay, but only to the extent permitted by law, interest (after as well as before judgment) on such amounts at a rate per annum equal to the Alternate Reference Rate plus a margin of 2%.

      SECTION 4.3.3 Payment Dates. Interest accrued on each Note shall be payable, without duplication:

            (a) on the date of any payment or prepayment of principal outstanding on the Notes;

            (b) with respect to Reference Rate Loans, on each Quarterly Payment Date occurring after the Loan Date;

            (c) with respect to LIBO Rate Loans, the last day of each applicable Interest Period (and, if such Interest Period shall exceed 90 days. on the 90th day of such Interest Period);

            (d) with respect to any Reference Rate Loans converted into LIBO Rate Loans on a day when interest would not otherwise have been payable pursuant to clause (b), on the date of such conversion; and

            (e) on that portion of the Notes the Annual Payment Date of which is accelerated pursuant to Section 10.2 immediately upon such acceleration.

Interest accrued on the Notes or other monetary Obligations arising under this Agreement or any other Loan Documents after the date such amount is due and payable (whether on the Annual Payment Date, upon acceleration or otherwise) shall be payable upon demand.

      SECTION 5. FEES.

      SECTION 5.1 Fees. The Company agrees to pay the fees set forth in this
Section 5. All such fees shall be non-refundable.

      SECTION 5.2 Administrative Agent's Fee, The Company agrees to pay to the Administrative Agent for its own account fees in the respective amounts equal to the amounts previously agreed to in separate writings by the Company and the Administrative Agent.

      SECTION 6. CERTAIN LIBO RATE AND OTHER PROVISIONS.

      SECTION 6.1 Fixed Rate Lending Unlawful. If any Lender shall determine (which determination shall, upon notice thereof to the Company, the Administrative Agent and the Lenders, be conclusive and binding on the Company) that the introduction of or any change in or in the interpretation of any law makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for such Lender to make, continue or maintain any Loan as, or to convert its Notes into, a LIBO Rate Loan, the obligations of all Lenders to make, continue, maintain or convert their LIBO Rate Loans shall, upon such determination, forthwith be suspended until such Lender shall notify the Administrative Agent. that the circumstances causing such suspension no longer exist, and all LIBO Rate Loans shall automatically convert into Reference Rate Loans at the end of the then current Interest Period with respect thereto or sooner, if required by such law or assertion, In the event of a determination pursuant to this Section 6.1, the Lenders agree to discuss alternate funding options with the Company.

      SECTION 6.2 Deposits Unavailable. If the Administrative Agent shall have been informed by either Chase or Lenders holding 51% of the then aggregate outstanding principal amount of the Notes that

      (a) Dollar deposits in the relevant amount and for the relevant Interest Period are not available in the relevant market; or

      (b) by reason of circumstances affecting Chase's relevant market, adequate means do not exist for ascertaining the interest rate applicable hereunder to LIBO Rate Loans,

then, upon notice from the Administrative Agent to the Company and the Lenders, the obligations of all Lenders under Section 4.1 to make or continue any Loans as, or to convert any Loans into, LIBO Rate Loans shall forthwith be suspended until the Administrative Agent shall notify the Company and the Lenders that the circumstances causing such suspension no longer exist.

      SECTION 6.3 Increased LIBO Rate Loan Costs, etc.

            (a) The Company agrees to reimburse each Lender for any increase in the cost to such Lender of, or any reduction in the amount of any sum receivable by such Lender in respect of, making, continuing or maintaining (or of its obligation to make, continue or maintain) its Notes as, or of converting (or of its obligation to convert) its Notes into, a LIBO Rate Loan. Such Lender shall promptly notify the Administrative

Agent and the Company in writing of the occurrence of any such event, such notice to state, in reasonable detail, the reasons therefor and the additional amount required fully to compensate such Lender for such increased cost or reduced amount. Such additional amounts shall be payable by the Company directly to such Lender within five days of its receipt of such notice, and such notice shall, in the absence of manifest error, be conclusive and binding on the Company.

            (b) Each Lender agrees, to the extent practicable, to designate a different office of such Lender as its LIBOR Office or take such other appropriate action if such designation or other action would effect compliance with the law or regulation or interpretation thereof or the request, directive, guideline or policy invoking provisions of this Section 6.3 or Section 6.1; provided, however, that such designation need not be made and such other action need not be taken, if it would result in any material additional costs, expenses or risks to such Lender that are not reimbursed or indemnified by the Company or if it would be in any other material respect contrary to sound banking practice.

      SECTION 6.4 Funding Losses. In the event any Lender shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to make, continue or maintain its Notes as, or to convert its Notes into, a LIBO Rate
Loan) as a result of

            (a) any conversion or repayment or prepayment of the principal amount of any LIBO Rate Loan on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to Section 3.2 or otherwise; or

            (b) the Notes not being continued as, or converted into, LIBO Rate Loans in accordance with the Continuation/Conversion Notice therefor,

then, upon the written notice of such Lender to the Company (with a copy to the Administrative Agent), the Company shall, within five days of its receipt thereof, pay directly to such Lender such amount as will (in the reasonable determination of such Lender) reimburse such Lender for such loss or expense. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Company.

      SECTION 6.5 Increased Capital Costs. If any change in, or the introduction, adoption, effectiveness, interpretation. reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other governmental authority (Including, without limitation, any law, rule, regulation, guideline, interpretation, directive or policy heretofore or hereafter made or issued by any government or governmental or supervisory authority implementing the proposals for a risk-based capital framework described by the Basle

Committee on Banking Regulations and Supervisory Practices in its paper entitled "International Convergence of Capital Measurement and Capital Standards" dated July, 1988) affects or would affect the amount of capital required or expected to be maintained by any Lender or any Person controlling such Lender, and such Lender determines (in its sole and absolute discretion) that the rate of return on its or such controlling Person's capital as a consequence of its Commitment or the Loans made by such Lender is reduced to a level below that which such Lender or such controlling Person could have achieved but for the occurrence of any such circumstance, then, in any such case upon notice from time to time by such Lender to the Company, the Company shall immediately pay directly to such Lender additional amounts sufficient to compensate such Lender or such controlling Person for such reduction in rate of return. A statement of such Lender as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Company. In determining such amount, such Lender may use any method of averaging and attribution that it (in its sole and absolute discretion) shall deem applicable.

      SECTION 6.6 Taxes. All payments by the Company of principal of, and interest on, the Notes and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding franchise taxes and taxes imposed on or measured by any Lender's net income or receipts (such non-excluded items being called "Taxes"). In the event that any withholding or deduction from any payment to be made by the Company hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then the Company will

            (a) pay directly to the relevant authority the full amount required to be so withheld or deducted;

            (b) promptly forward to the Administrative Agent an official receipt or other documentation satisfactory to the Administrative Agent evidencing such payment to such authority; and

            (c) pay to the Administrative Agent for the account of the Lenders such additional amount or amounts as is necessary to ensure that the net amount actually received by each Lender will equal the full amount such Lender would have received had no such withholding or deduction been required.

Moreover, if any Taxes are directly asserted against the Administrative Agent or any Lender with respect to any payment received by the Administrative Agent or such Lender hereunder, the Administrative Agent or such Lender may pay such Taxes and the Company will promptly pay such additional amounts (including any penalties, interest or expenses) as is necessary in order that the net amount received by such Person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such Person would have received had not such Taxes been asserted.

      If the Company fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent, for the account of the respective Lenders, the required receipts or other required documentary evidence, the Company shall indemnify the Lenders for any incremental Taxes, interest or penalties that may become payable by any Lender as a result of any such failure. For purposes of this Section 6.6, a distribution hereunder by the Administrative Agent or any Lender to or for the account of any Lender shall be deemed a payment by the Company.

      Upon the request of the Company or the Administrative Agent, each Lender that is organized under the laws of a jurisdiction other than the United States shall, prior to the due date of any payments under the Notes. execute and deliver to the Company and the Administrative Agent, on or about the first scheduled payment date in each fiscal year, one or more. (as the Company or the Administrative Agent may reasonably request) United States Internal Revenue Service Forms 4224 or Forms 1001 or such other forms or documents (or successor forms or documents), appropriately completed, as may be applicable to establish the extent, if any, to which a payment to such Lender is exempt from withholding or deduction of Taxes.

      SECTION 6.7 Payments, Computations, etc. Unless otherwise expressly provided, all payments by the Company pursuant to this Agreement or the Notes shall be made by the Company to the Administrative Agent for the pro rata account of the Lenders entitled to receive such payment. All such payments required to be made to the Administrative Agent shall be made, without setoff, deduction or counterclaim, not later than 12:00 p.m. (New York time) on the date due, in same day or immediately available funds, to such account as the Administrative Agent shall specify from time to time by notice to the Company; provided that such payment shall not be a waiver by the Company of any right of setoff, deduction or counterclaim. Funds received after that time shall be deemed to have been received by the Administrative Agent on the next succeeding Business Day. The Administrative Agent shall promptly remit in same day funds to each Lender its share, if any, of such payments received by the Administrative Agent for the account of such Lender. All interest and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of (i) in the case of LIBO Rate Loans, 360 days and (ii) in the case of Reference Rate Loans or fees, 365 days. Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall (except as otherwise required by clause (a) of the definition of the term "Interest Period" with respect to LIBO Rate Loans) be made on the next succeeding

Business Day and such extension of time shall be included in computing interest and fees, if any, in connection with such payment.

      SECTION 6.8 Sharing of Payments. If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of any Loan (other than pursuant to the terms of Sections 6.3, 6.4 and 6.5) in excess of its pro rata share of payments then or therewith obtained by all Lenders, such Lender shall purchase from the other Lenders such participations in their Notes as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and each Lender which has sold a participation to the purchasing Lender shall repay to the purchasing Lender the purchase price to the ratable extent of such recovery together with an amount equal to such selling Lender's ratable share (according to the proportion of

            (a) the amount of such selling Lender's required repayment to the purchasing Lender to

            (b) the total amount so recovered from the purchasing Lender)

of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The. Company agrees that any Lender so purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to Section 6.9) with respect to such participation as fully as if such Lender were the direct creditor of the Company in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section to share in the benefits of any recovery on such secured claim.

      SECTION 6.9 Setoff. Each Lender shall, upon the occurrence of any Default described in Section 10.1.3 or any other Event of Default, have the right to appropriate and apply to the payment of the Obligations owing to it (whether or not then due), and (as security for such Obligations) the Company hereby grants to each Lender a continuing security interest in, any and all balances, credits, deposits, accounts or moneys of the Company (other than accounts held in a fiduciary capacity) then or thereafter maintained with such Lender; provided, however, that any such appropriation and application shall be subject to the provisions of Section 6.8. Each Lender agrees promptly to notify the

Company and the Administrative Agent after any such setoff and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff under applicable law or otherwise) which such Lender may have.

      SECTION 6.10 Use of Proceeds, The Company will apply the proceeds of the Loans to refinance the Existing Loans; without limiting the foregoing, no proceeds of any Loan will be used to acquire any equity security of a class which is registered pursuant to Section 12 of the Securities Exchange Act of 1934 or any "margin stock", as defined in Regulation U of the Board of Governors of the Federal Reserve System.

      SECTION 7. WARRANTIES. To induce the Lenders and the Administrative Agent to enter into this Agreement and to make the Loans hereunder, the Company represents and warrants unto the Administrative Agent and each Lender that:

      SECTION 7.1 Organization, etc. The Company is a corporation duly existing and in good standing under the laws of the State of Illinois; each Subsidiary is a corporation duly existing and in good standing under the laws of the state of its respective incorporation; the Company and each Subsidiary is duly qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction where the failure to be so qualified would have a material adverse effect on the operation of the Company or such Subsidiary; and the Company has full power and authority and holds all requisite governmental licenses, permits and other approvals to own and hold its properties and to conduct its business substantially as currently conducted by it.

      SECTION 7.2 Authorization: No Conflict. The execution and delivery of this Agreement, the borrowing hereunder, the execution and delivery of the Notes, and the performance by the Company of its obligations under this Agreement and the Notes, are within the Company's corporate powers, have been duly authorized by all necessary corporate action on the part of the Company, and do not and will not contravene or conflict with any provision of law, governmental regulation or court decree or order to which the Company is subject or of the charter or by-laws of the Company or of any agreement binding upon the Company, or result in or require the imposition of, a lien on any of the Company's or its Subsidiaries properties.

      SECTION 7.3 Validity and Binding Nature. This Agreement is, and the Notes when duly executed and delivered will be, legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms.

      SECTION 7.4 Financial Statements. The Company's audited consolidated financial statements as at December 31, 1995, copies of which have been furnished to the Lenders, have been prepared in conformity with generally accepted accounting principles applied on a basis consistent with that of the preceding fiscal year, and present fairly the financial condition of the Company and its Subsidiaries as at December 31, 1995 and the results of their operations for the fiscal year ended December 31, 1995; and since December 31, 1995 there has been no material adverse change in their financial condition or operations. Each of the Annual Statement Blank for CTI and Security Union as at December 31, 1995, copies of which have been furnished to the Lenders, has been prepared in conformity with applicable statutory accounting principles applied on a basis consistent with that of the preceding fiscal year, and presents fairly the financial condition of CTI or Security Union, as the case may be, as at such date and the results of their operations for the period then ended, and since such date there has been no material adverse change in their statutory condition as reflected in such Annual Statement Blank.

      SECTION 7.5 Litigation and Contingent Liabilities. Schedule 7.5 hereto sets forth a list, as of the date specified, of all pending, litigation, including, without limitation, title insurance claims and claims arising under Environmental Laws, which, if adversely determined, are likely to result in a judgment in any one case against the Company or any Subsidiary of $100,000 or more over and above any applicable insurance coverage. All pending litigation, including, without limitation, title insurance claims and claims arising under Environmental Laws, which, if adversely determined, is likely to result in a judgment in any one case against the Company or any Subsidiary of less than $100,000 over and above any applicable insurance coverage does not exceed $50,000,000 in the aggregate. Except as set forth in such Schedule, no litigation (including, without limitation, derivative actions), arbitration proceedings or governmental proceedings are pending or, to the best knowledge of the Company, threatened against the Company or any Subsidiary which would, if adversely determined, materially and adversely affect the financial condition or continued operations of the Company and its Subsidiaries, taken as a whole. Other than any liability incident to such litigation or proceedings and contingent liabilities of the Title Insurance Subsidiaries incurred in the ordinary course of their business, neither the Company nor its Subsidiaries have any contingent liabilities which would have a material adverse effect on the financial condition or operations of the Company and its Subsidiaries, taken as a whole, which are not provided for or disclosed in the financial statements referred to in Section 7.4.

      SECTION 7.6 Liens. None of the assets of the Company or any Subsidiary is subject to any mortgage, pledge, title retention lien, or other lien, encumbrance or security interest, except as permitted under Section 8.12.

      SECTION 7.7 Subsidiaries. The Company has no Subsidiaries except those listed in Schedule 7.7.

      SECTION 7.8 Investment Company Act. The Company is not an "investment company" or a company "controlled" by an Investment company, within the meaning of the Investment Company Act of 1940, as amended.

      SECTION 7.9 Public Utility Holding Company Act. Neither the Company nor any Subsidiary is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate", of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

      SECTION 7.10 Regulation U. The Company is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System).

      SECTION 7.11 Ownership of Properties. The Company and each of its Subsidiaries owns good and marketable title to all of its properties and assets, real and personal, tangible and intangible, of any nature whatsoever (including patents, trademarks, trade names, service marks and copyrights), free and clear of all liens, charges or claims (including infringement claims with respect to patents, trademarks, copyrights and the like) except as permitted pursuant to
Section 8.12. The Company and each of its Subsidiaries is in compliance with all material requirements of law, including Environmental Laws, and all terms and provisions of all contracts and other instruments binding upon the Company or any of its properties or other assets, the failure to comply with which would have a material adverse effect on the ability of the Company to perform its obligations under or with respect to this Agreement or the other Loan Documents.

      SECTION 7.12 Taxes. The Company and its Subsidiaries have filed all tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with generally accepted accounting principles shall have been set aside on its books.

      SECTION 7.13 Pension and Welfare Plans. During the twelve-consecutive-month period prior to the date of the execution and delivery of this Agreement and prior to the Loan Date, no steps have been taken to terminate any plan, and no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a lien under section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which might result in the incurrence by the Company or any member of the Controlled Group of any material liability, fine or penalty. Except as disclosed in Schedule 7.13, neither the Company nor any member of the Controlled Group has any contingent liability with respect to any post-retirement benefit under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Title I of ERISA.

      SECTION 7.14 Accuracy of Information. All factual information heretofore or contemporaneously furnished by or on behalf of the Company in writing to the Administrative Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all other such factual information hereafter furnished by or on behalf of the Company to the Administrative Agent or any Lender will be, true and accurate in every material respect on the date as of which such information is dated or certified and as of the date of execution and delivery of this Agreement by the Administrative Agent and such Lender, and such information is not, or shall not be, as the case may be, incomplete by omitting to state any material fact necessary to make such information not misleading.

      SECTION 8. COMPANY'S COVENANTS.

      Until the expiration or termination of the Commitment and thereafter until all obligations of the Company hereunder are performed and all obligations under the Notes are paid in full, the Company agrees that it will:

      SECTION 8.1 Reports, Certificates and Other Information. Furnish to the Administrative Agent (with sufficient copies for the Lenders):

      SECTION 8.1.1 Company Audit Report. Within 90 days after each fiscal year of the Company, a copy of an annual audit report of the Company and its Subsidiaries prepared on a consolidated basis and in conformity with generally accepted accounting principles applied on a basis consistent (to the extent possible) with the audited consolidated financial statements of the Company and its Subsidiaries as at December 31, 1995, duly certified by independent certified public accountants of recognized standing selected by the Company, together with (i) a certificate from such accountants containing a computation (prepared either by such accountants or the Company) of, and showing compliance with, each of the financial ratios and restrictions contained in this Section 8 and to the effect that, in making the examination necessary for the signing of such annual audit report by such accountants, they have not become aware of any Event of Default or Unmatured Event of Default that has occurred and is continuing, or if they have become aware of any such event, describing it and the steps, if any, being taken by the Company to cure it and (ii) a letter addressed to the Company, the Administrative Agent and the Lenders from such accountants stating that such accountants have been informed that a primary intent of the Company was that the professional services performed by such accountants in preparing their audit report was to benefit or influence the Administrative Agent and Lenders, and that the Administrative Agent and the Lenders will be entitled to rely upon the services provided by such accountants to the Company.

      SECTION 8.1.2 Annual Company Unaudited Statements. Within 90 days after each fiscal year of the Company, a copy of its unaudited balance sheet as at the end of such fiscal year and a statement of earnings for such fiscal year, prepared on an unconsolidated basis and signed by a proper accounting officer of the Company.

      SECTION 8.1.3 Company Interim Reports. Within 60 days after each quarter (except the last quarter) of each fiscal year of the Company, a copy of unaudited financial statements of the Company and its Subsidiaries prepared in the same manner as the audit report referred to in Section 8.1.1, subject to normal recurring year-end adjustments, signed by a proper accounting officer of the Company and consisting of at least a balance sheet as at the close of such quarter and statements of earnings and statement of cash flows for the period from the beginning of such fiscal year to the close of such quarter; provided, however, that such unaudited financial statements need not be more detailed than what would be required for a quarterly report to the Securities and Exchange Commission on Form 10-Q.

      SECTION 8.1.4 Certificates. Contemporaneously with the furnishing of a copy of each annual Company audit report and of each set of quarterly Company statements provided for in this Section 8.1, a certificate dated the date of such annual report or such set of quarterly statements and signed by the President, the chief financial officer or the Treasurer of the Company, to the effect that no Event of Default, or Unmatured Event of Default, has occurred and is continuing, or, if there is any such an event, describing it and the steps, if any, being taken to cure it and containing (except in the case of the certificate dated the date of such annual report) a computation of, and showing compliance with, each of the financial ratios and restrictions contained in this
Section 8 and a statement of the maximum amount of any Investment Borrowings during such quarter and that the security therefor consisted of Approved Investments.

      SECTION 8.1.5 Annual Statement Blanks. Within 90 days after each fiscal year of each Title Insurance Subsidiary, a copy of its Annual Statement Blank filed with its applicable State regulatory commission for such fiscal year and prepared in accordance with applicable statutory accounting requirements from time to time in effect.

      SECTION 8.1.6 Quarterly Statement Blanks. Within 60 days after each quarter (except the last quarter) of each fiscal quarter of each Title Insurance Subsidiary, a copy of its Quarterly Statement Blank filed with its applicable State regulatory commission for such fiscal quarter and prepared in accordance with applicable statutory accounting requirements from time to time in effect.

      SECTION 8.1.7 Notice of Default and Litigation. Forthwith upon learning of the occurrence of any of the following, written notice thereof, describing the same and the steps being taken by the Company or the Subsidiary affected with respect thereto: (i) the occurrence of an Event of Default or an Unmatured Event of Default, or (ii) the institution of, or any adverse determination in, any litigation, arbitration proceeding or governmental proceeding which would have, or has, a material adverse effect on the financial condition or operations of the Company and its Subsidiaries taken as a whole.

      SECTION 8.1.8 Subsidiaries. Contemporaneously with the furnishing of a copy of each annual audit report of the Company pursuant to Section 8.1.1, a written report of any changes in the list of Subsidiaries.

      SECTION 8.1.9 ERISA. Immediately upon becoming aware of the institution of any steps by the Company or any other Person to terminate any Pension Plan, or the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a lien under section 302(f) of ERISA, or the taking of any action with respect to a Pension Plan which could result in the requirement that the Company furnish a bond or other security to the PBGC or such Pension Plan, which could result in the incurrence by the Company of any material liability, fine or penalty, or any material increase in the contingent liability Welfare Plan benefit, notice thereof and copies of all documentation relating thereto.

      SECTION 8.1.10 Additional Information. Such other information respecting the conditions or operations, financial or otherwise, of the Company or any of its Subsidiaries as any Lender through the Administrative Agent may from time to time reasonably request.

      SECTION 8.2 Books, Records and Inspections. Maintain, and cause each Subsidiary to maintain, complete and accurate books and records; permit, and cause each Subsidiary to permit, access by the Administrative Agent and each Lender to the books and records of the Company and of any Subsidiary; provided, however, that such access shall not unreasonably interfere with the normal business operations of the Company or such Subsidiary.

      SECTION 8.3 Insurance. Maintain, and cause each Subsidiary to maintain, such insurance as may be required by law and such other insurance, to such extent as is reasonably available (as determined by the Company) and against such hazards and liabilities, as is customarily maintained by companies similarly situated; provided, however, that, in lieu of or supplemental to any insurance referred to in this Section 8.3, the Company may adopt such other plan or method of protection in respect of its properties or other risks, whether by establishment of an insurance fund or reserve or by otherwise conforming to the practices of similar companies maintaining systems of self-insurance, as may be determined by the Company in its reasonable business judgment.

      SECTION 8.4 Taxes. Pay, and cause each Subsidiary to pay, when due all taxes, assessments, and other governmental charges or levies imposed upon it, as well as all lawful claims for labor, materials, and supplies or otherwise which, if unpaid, might give rise to liens or charges upon its property, except as contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with generally accepted accounting principles shall have been set aside on its books.

      SECTION 8.5 Consolidated Net Worth. Not permit Consolidated Net Worth at the close of any fiscal quarter to be less than $200,000,000.

      SECTION 8.6 Statutory Surplus. Not permit Statutory Surplus of the Title Insurance Subsidiaries at the close of any fiscal quarter to be less than S160,000,000.

      SECTION 8.7 Interest Expense Coverage Ratio. Not permit the ratio during any period of six consecutive fiscal quarters of Earnings Before Interest and Taxes to Interest Expense to be less than 2.5 to 1.0.

      SECTION 8.8 Liquidity. Not permit Cash and Marketable Securities of the Title Insurance Subsidiaries at the close of any fiscal quarter plus Cash and Marketable Securities of the Company on an unconsolidated basis at the close of any fiscal quarter to be less than the Statutory Premium Reserve of the Title Insurance Subsidiaries plus the next twelve months of Debt Service.

      SECTION 8.9 Loss Reserve Ratio. Not permit the ratio as at the close of any fiscal quarter of Loss Reserves of the Title Insurance Subsidiaries to their Statutory Surplus to be greater than 0.9 to 1.0.

      SECTION 8.10 Restricted Payments. Not purchase or redeem any shares of the capital stock of the Company, declare or pay any dividends thereon (other than stock dividends), make any distribution to stockholders or set aside any funds for any such purpose, or make any loans or advances to Affiliates which are not Subsidiaries of the Company (all of which purchases, redemptions, declarations, payments, distributions or loans and advances hereinabove referred to being collectively called "Restricted Payments"); provided, however, that so long as no Event of Default, or Unmatured Event of Default, has occurred and is continuing (or would occur as the result of a Restricted Payment hereinbelow permitted), the Company may (i) make Restricted Payments to its parent corporation or purchase debt instruments of Affiliates which are not Subsidiaries of the Company in amounts in the aggregate equal to the difference between its Consolidated Net Worth as at December 31, 1990 and $200,000,000;
(ii) make Restricted Payments to its parent corporation or purchase debt instruments of Affiliates which are not Subsidiaries of the Company from time to time in an aggregate amount equal to all Additional Capital Contributions, together with all dividends, interest and earnings thereon; (iii) make Restricted Payments to its parent corporation of an amount which represents the income taxes that would have been payable by the Company and the Subsidiaries of the Company forming part of the affiliated group for income tax purposes if the Company had not filed consolidated income tax returns as part of an affiliated group with Alleghany Corporation; and (iv) make Restricted Payments to its parent corporation from Consolidated Net Income for periods subsequent to December 31, 1990.

      SECTION 8.11 Indebtedness. Not, and not permit any Subsidiary to, incur or permit to exist any indebtedness for borrowed money, or for the deferred purchase price of any property, or for the deferred purchase price of any services the obligations for which would be reflected on an audited consolidated balance sheet of the Company and its Subsidiaries (or which contract would be reflected in the footnotes thereto, but excluding all leases accounted for as operating leases) prepared in accordance with generally accepted accounting principles, or under capitalized leases, except (i) the Notes, (ii) short term indebtedness of the Company and its Subsidiaries in an aggregate amount not in excess of $25,000,000 for working capital purposes, provided that no such indebtedness referred to in this clause (ii) shall be outstanding for a period of at least 2 consecutive months in each fiscal year, (iii) indebtedness of Subsidiaries to the Company and to other Subsidiaries and of the Company to Subsidiaries, (iv) current accounts payable arising in the ordinary course of business, (v) Investment Borrowings, (vi) other Long-Term Indebtedness of the Company and any Subsidiary to the extent permitted by Section 8.15; provided, however any such Long-Term Indebtedness of any Subsidiary shall not exceed an aggregate amount of $25,000,000, (vii) indebtedness incurred by Subsidiaries engaged in the title insurance business in the ordinary course of business in aid of recoupment or reduction or settlement of title claims and losses, provided that the principal amount of all such indebtedness outstanding plus the then remaining Loss Reserves, if all treated as Loss Reserves, would not result in a violation of Section 8.9, (viii) Capitalized Lease Obligations of the Company and its Subsidiaries which at any one time in the aggregate do not exceed an amount equal to (x) $15,000,000, minus (y) the aggregate outstanding principal amount of indebtedness in connection with which liens permitted by
Section 8.12(i) exist, (ix) other indebtedness outstanding on the date hereof and listed in Schedule 8.11 or hereafter incurred in connection with liens permitted by Section 8.12, (x) indebtedness incurred by the Company in connection with any sale and leaseback involving only Scheduled Properties or any indebtedness secured only by a lien on Scheduled Properties, to the extent such lease or other indebtedness is either non-recourse to the Company or the present value of such lease payments or the principal amount of such indebtedness, as the case may be does not exceed 75% of the appraised value of such Scheduled Properties and (xi) in the event the Merrill Lynch Lease is required to be treated as a capital lease for accounting purposes, the Merrill Lynch Lease Obligations.

      SECTION 8.12 Liens. Not, and not permit any Subsidiary to, create or permit to exist any mortgage, pledge, title retention lien, or other lien, encumbrance or security interest with respect to any assets now owned or hereafter acquired, except (i) in connection with the acquisition of real or personal property after the date hereof, and attaching only to the real or personal property being acquired, if the indebtedness of the Company and all Subsidiaries secured thereby does not exceed in the aggregate at any one time outstanding an amount equal to (x) $15,000,000, minus (y) the then aggregate amount of Capitalized Lease Obligations permitted by Section 8.11(viii); (ii) for current taxes, assessments and governmental charges or levies not delinquent or being contested in good faith and by appropriate proceedings for which adequate reserves have been made; (iii) liens incurred or pledges or deposits made in connection with worker's compensation, unemployment insurance, old-age pensions, social security and public liability and similar legislation; (iv) liens, pledges or deposits to secure the performance of bids, tenders, leases, contracts (other than for the repayment of borrowed money), statutory and regulatory obligations, surety and appeal bonds and other obligations of like nature, incurred as an incident to the ordinary course of business; (v) statutory liens of landlords and other liens imposed by law, such as carriers', warehousemen's, mechanics', materialmen's and vendors' liens, incurred in good faith in the ordinary course of business; (vi) liens arising in the ordinary course of business for sums not due or sums being contested in good faith and by appropriate proceedings and not involving any deposits or advances or borrowed money or the deferred purchase price of property or services; (vii) liens granted by any Subsidiary to secure indebtedness of such Subsidiary to the Company or to any other Subsidiary or liens granted by the Company to secure indebtedness of the Company to any Subsidiary; (viii) liens in connection with Investment Borrowings; (ix) liens existing or incurred on claims acquired property in the ordinary course of business of Subsidiaries engaged in the title insurance business, (x) any other liens securing indebtedness or obligations which in the aggregate do not exceed $3,000,000; (xi) liens existing on the date hereof and disclosed on Schedule 7.6 or in the financial statements delivered pursuant to Section 7.4 and (xii) liens granted in connection with indebtedness permitted Section 8.11(x).

      SECTION 8.13 Mergers, Consolidations, Purchases. Not, and not permit any Subsidiary to, be a party to any merger or consolidation, or purchase or otherwise acquire all or substantially all of the assets or stock of any class of, or any partnership or joint venture interest in, any other person or entity, except for (i) any such merger or consolidation by any wholly-owned Subsidiary into the Company or into, with or to any other wholly-owned Subsidiary and any such purchase or other acquisition by the Company or any wholly-owned Subsidiary of the assets or stock of any wholly-owned Subsidiary and (ii) any such merger, consolidation, purchase, or other acquisition of assets or stock by the Company or any Subsidiary if (x) in the case of a merger or consolidation involving the Company, the surviving corporation shall be the Company, (y) as of the date of the execution of the agreement providing for such merger, consolidation, purchase, or other acquisition, the fair value of the consideration to be paid in connection therewith shall not exceed $50,000,000 (or, if at such time the claims paying rating assigned to the Company by Moody's Investors Service, Inc. or Standard & Poor's Corporation is below A-, $35,000,000), and (z) no Event of Default or Unmatured Event of Default shall have occurred and be continuing at the time of such merger, consolidation, purchase, or other acquisition, or shall occur as a result of such merger, consolidation, purchase, or other acquisition. For the purposes of this Section 8.13, the consideration to be paid in connection with any merger, consolidation, purchase, or other acquisition shall be valued in accordance with generally accepted accounting principles.

      SECTION 8.14 Asset Dispositions. Not, and not permit any Subsidiary to sell, transfer, convey or lease all or any substantial part of its assets except in the ordinary course of business; provided, however, there shall be excluded from the restrictions of this Section 8.14 (i) sales or other dispositions of the stock or assets of the Company or a Subsidiary required by governmental or regulatory authorities; (ii) Net Asset Sales in an amount not exceeding 10% of Adjusted Total Assets in each fiscal year; (iii) sales or other dispositions of Unrestricted Assets; and (iv) sales or other dispositions of assets by a Subsidiary to the Company or another Subsidiary, or by the Company to a Subsidiary. For purposes of this Section 8.14, sales of Scheduled Properties shall be included in computing Net Asset Sales but the Company shall not be in default hereunder if Net Asset Sales exceed the amount permitted by Section 8.14(ii) solely as a result of such inclusion.

      SECTION 8.15 Debt-to-Equity Ratio. Not permit the ratio as at the close of any fiscal quarter of Long-Term Indebtedness to Consolidated Net Worth to be greater than 0.45 to 1.0.

      SECTION 8.16 Existing Business. Carry on, and cause each Subsidiary to carry on, the title insurance, escrow and trust company businesses in substantially the same manner as presently being conducted.

      SECTION 8.17 Other Agreements. Not enter into any agreement containing any material provision which would be violated or breached in a material way by the performance of its obligations hereunder or under any instrument or document delivered or to be delivered by it hereunder or in connection herewith.

      SECTION 8.18 Merrill Lynch Lease. In the event (i) the Merrill Lynch Lease is being treated as a capital lease for accounting purposes and (ii) the Company elects to refinance all or any portion of the Merrill Lynch Lease with indebtedness of the type referred to in Section 8.11(viii) and Section 8.12(i), then (x) the dollar amount in Section 8.11(viii) and Section 8.12(i) shall be increased by an amount equal to the lesser of $15,000,000 or the amount of such refinancing and (y) the dollar amount in the definition of Merrill Lynch Lease Obligations shall be reduced by an amount equal to such refinancing or such greater amount such that from and after such refinancing, the aggregate amount of indebtedness referred to in Section 8.11(viii) and the definition of Merrill Lynch Lease Obligations does not exceed $30,000,000.

      SECTION 9. CONDITIONS OF LENDING.

      The obligation of each Lender to make its Loan is subject to the following conditions precedent:

      SECTION 9.1 Documents. The obligation of each Lender to make its Loan is, in addition to the conditions precedent specified in Section 9.2, subject to the condition precedent that the Administrative Agent shall have received all of the following, each duly executed and dated as of the Loan Date, in form and substance satisfactory to the Administrative Agent

      SECTION 9.1.1 Notes. The Administrative Agent shall have received, for the account of each Lender, its Note duly executed and delivered by the Company.

      SECTION 9.1.2 Corporate Documents. Certified copies of the articles of incorporation and bylaws of the Company and certified copies of resolutions of the Executive Committee of the Board of Directors of the Company authorizing the execution, delivery and performance, respectively, of this Agreement, the Notes, and other documents provided for in this Agreement.

      SECTION 9.1.3 Payoff Letter. A payoff letter from Continental Bank, N.A. setting forth the unpaid obligations of the Company under the Existing Credit Agreement and the Company shall make arrangements satisfactory to the Administrative Agent as to payment in full of the Existing Credit Agreement and the Existing Loans on or before the Loan Date.

      SECTION 9.1.4 Incumbency and Signatures. A certificate of the Secretary or an Assistant Secretary of the Company certifying the names of the officer or officers of the Company authorized to sign this Agreement and the Notes and other documents provided for in this Agreement, together with a sample of the true signature of each such officer.

      SECTION 9.1.5 Opinion of Counsel for the Company. The opinion of Thomas J. Adams, General Corporate Counsel for the Company, addressed to the Administrative Agent and the Lenders, to the effect that: (a) each of the Company and its Subsidiaries is a corporation duly existing and in good standing under the laws of the jurisdiction of its incorporation; (b) the Company has full corporate power to execute, deliver and perform this Agreement, to borrow moneys hereunder, and to execute, deliver and perform its obligations under the Notes; (c) the execution and delivery of this Agreement and the Notes, the borrowing hereunder, and the performance by the Company of its obligations under this Agreement and the Notes, have been duly authorized by all necessary corporate action, have received all governmental approvals which to counsel's knowledge, after due inquiry, are required, and do not and will not contravene or conflict with any provision of law to which the Company is, to counsel's knowledge, after due inquiry, subject or of the charter or by-laws of the Company or, to the knowledge of such counsel, after due inquiry, of any agreement binding upon the Company; and (d) this Agreement and the Notes have been duly executed and delivered by the Company and are legal, valid and binding obligations of the Company, enforceable in accordance with their terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, moratorium or other laws affecting the enforcement of creditors' rights in general from time to time in effect, and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

      SECTION 9.1.6 Confirmatory Certificate. A certificate signed by the President, the Chief Financial Officer or the Treasurer of the Company as to the matters set out in Section 9.2.

      SECTION 9.1.7 Other. Such other documents as the Administrative Agent or any Lender may reasonably request.

      SECTION 9.2 Further Conditions. The obligation of each Lender to make its Loan is subject to the following further conditions precedent: (a) no Event of Default, or Unmatured Event of Default, has occurred and is continuing or will result from the making of the Loan, (b) the warranties of the Company contained in Section 7 are true and correct as of the Loan Date, with the same effect as though made on the Loan Date, (except for the warranties made as of a specific date, which were true and correct as of such date), and (c) all governmental approvals and court orders that are necessary for the Company to consummate the transactions contemplated by this Agreement and the Notes and to perform its obligations thereunder have been received.

      SECTION 10. EVENTS OF DEFAULT AND THEIR EFFECT.

      SECTION 10.1 Events of Default. Each of the following shall constitute an Event of Default under this Agreement:

      SECTION 10.1.1. Non-Payment of Notes, etc. Default, and the continuance thereof for 1 day, in the payment when due of any principal of the Notes or default, and continuance thereof for 5 days, in the payment when due of any interest on the Notes or any fees payable by the Company hereunder.

      SECTION 10.1.2 Non-Payment of Other Indebtedness. Default in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any other indebtedness for borrowed money or the deferred purchase price of property of, or guaranteed by, the Company or any Subsidiary (except any such indebtedness of any Subsidiary to the Company or to any other Subsidiary) in excess of $5,000,000 or default in the performance or observance of any obligation or condition with respect to any such other indebtedness if the effect of such default is to accelerate the maturity of any such indebtedness or to permit the holder or holders thereof, or any trustee or agent for such holders, to cause such indebtedness to become due and payable prior to its expressed maturity, and such default shall not have been remedied or discharged within any applicable grace period.

      SECTION 10.1.3 Bankruptcy, Insolvency, etc. The Company or any Subsidiary admits in writing its inability to pay debts as they become due; or the Company or any Subsidiary applies for, consents to, or acquiesces in the appointment of, a trustee, receiver or other custodian for the Company or such Subsidiary or any property thereof, or makes a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for the Company or any Subsidiary or for a substantial part of the property of any thereof and is not discharged within 60 days; or any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding (except the voluntary dissolution, not under any bankruptcy or insolvency law, of a Subsidiary other than a Title Insurance Subsidiary), is commenced in respect of the Company or any Subsidiary, and if such case or proceeding is not commenced by the Company or such Subsidiary, it is consented to or acquiesced in by the Company or such Subsidiary or remains for 60 days undismissed; or the Company or any Subsidiary takes any corporate action to authorize, or in furtherance of, any of the foregoing.

      SECTION 10.1.4 Non-Compliance with this Agreement. Failure by the Company to comply with or to perform any provision of this Agreement (and not constituting an Event of Default under any of the preceding provisions of this Section l0) and continuance of such failure for 30 days after notice thereof to the Company from the Administrative Agent, or from any Lender.

      SECTION 10.1.5 Warranties. Any warranty made by the Company herein is breached or is false or misleading in any material respect, or any schedule, certificate, financial statement, report, notice, or other writing furnished by the Company to the Administrative Agent or the Lenders is false or misleading in any material respect, in each case on the date as of which the facts therein set forth are stated or certified.

      SECTION 10.1.6 Change of Control. Alleghany Corporation, or a Subsidiary of Alleghany Corporation, shall not own, directly or indirectly, 51% or more of the issued and outstanding voting capital stock of the Company.

      SECTION 10.1.7 Judgments. Any judgment or order for the payment of money in excess of $5,000,000 shall be rendered against the Company or any of its Subsidiaries and either

            (a) enforcement proceedings shall have been commenced by any creditor upon such judgment or order; or

            (b) there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

      SECTION 10.1.8 Pension Plans. Any of the following events shall occur with respect to any Pension Plan

            (a) the institution of any steps by the Company, any member of its Controlled Group or any other Person to terminate a Pension Plan if, as a result of such termination, the Company or any such member could be required to make a contribution to such Pension Plan, or could reasonably expect to incur a liability or obligation to such Pension Plan, in excess of $5,000,000; or

            (b) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a lien under Section 302(f) of ERISA.

      SECTION 10.2 Effect of Event of Default. If any Event of Default described in Section 10.1.3 shall occur, the Notes shall become immediately due and payable, all without notice of any kind; and in the case of any other Event of Default, the Administrative Agent, upon the direction of the Required Lenders, shall by written notice to the Company, declare the Notes to be due and payable, whereupon the Notes shall become immediately due and payable, all without any other notice of any kind.

      SECTION 11. THE ADMINISTRATIVE AGENT

      SECTION 11.1 Actions. Each Lender hereby appoints Chase as its Administrative Agent under and for purposes of this Agreement, the Notes and each other Loan Document. Each Lender authorizes the Administrative Agent to act on behalf of such Lender under this Agreement, the Notes and each other Loan Document and, in the absence of other written instructions from the Required Lenders received from time to time by the Administrative Agent (with respect to which the Administrative Agent agrees that it will comply, except as otherwise provided in this Section or as otherwise advised by counsel), to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto. Each Lender hereby indemnifies (which indemnity shall survive any termination of this Agreement) the Administrative Agent, pro rata according to such Lender's Percentage, from and against any and all liabilities, obligations, losses, damages, claims, costs or expenses of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against, the Administrative Agent in any way relating to or arising out of this Agreement, the Notes and any other Loan Document, including reasonable attorneys' fees, and as to which the Administrative Agent is not reimbursed by the Company; provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, claims, costs or expenses which are determined by a court of competent jurisdiction in a final proceeding to have resulted solely from the Administrative Agent's gross negligence or wilful misconduct. The Administrative Agent shall not be required to take any action hereunder, under the Notes or under any other Loan Document, or to prosecute or defend any suit in respect of this Agreement, the Notes or any other Loan Document, unless it is indemnified hereunder to its satisfaction. If any indemnity in favor of the Administrative Agent shall be or become, in the Administrative Agent's determination, inadequate, the Administrative Agent may call for additional indemnification from the Lenders and cease to do the acts indemnified against hereunder until such additional indemnity is given.

      SECTION 11.2 Funding Reliance. etc. Unless the Administrative Agent shall have been notified by telephone, confirmed in writing, by any Lender by 5:00 p.m. (New York time) on the day prior to the initial borrowing hereunder that such Lender will not make available the amount which would constitute its Percentage of such borrowing on the date specified therefor, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent and, in reliance upon such assumption, make available to the Company a corresponding amount. If and to the extent that such Lender shall not have made such amount available to the Administrative Agent, such Lender and the Company severally agree to repay the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date the Administrative Agent made such amount available to the Company to the date such amount is repaid to the Administrative Agent, at the Federal Funds Effective Rate applicable at the time.

      SECTION 11.3 Exculpation. Neither the Administrative Agent nor any of its directors, officers, employees or agents shall be liable to any Lender for any action taken or omitted to be taken by it under this Agreement or any other Loan Document, or in connection herewith or therewith, except for its own wilful misconduct or gross negligence, nor responsible for any recitals or warranties herein or therein, nor for the effectiveness, enforceability, validity or due execution of this Agreement or any other Loan Document, nor to make any inquiry respecting the performance by the Company of its obligations hereunder or under any other Loan Document. Any such inquiry which may be made by the Administrative Agent shall not obligate it to make any further inquiry or to take any action. The Administrative Agent shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which the Administrative Agent believes to be genuine and to have been presented by a proper Person.

      SECTION 11.4 Successor. Administrative Agent may resign as such at any time upon at least 30 days' prior notice o the Company and all Lenders. If the Administrative Agent at any time shall resign, the Required Lenders may appoint another Lender as a successor Administrative Agent which shall thereupon become the Administrative Agent hereunder. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be one of the Lenders or, with the approval of the Company (such approval not to be unreasonably withheld), a commercial banking institution organized under the laws of the U.S. (or any State thereof) or a U.S. branch or agency of a commercial banking institution, and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall be entitled to receive from the retiring Administrative Agent such documents of transfer and assignment as such successor Administrative Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent's resignation hereunder as the Administrative Agent, the provisions of

            (a) this Section 11 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Agreement; and

            (b) Section 11.3 and Section 11.4 shall continue to inure to its benefit.

      SECTION 11.5 Loans by Chase. Chase shall have the same rights and powers with respect to (x) the Loans made by it or any of its Affiliates, and (y) the Notes held by it or any of its Affiliates as any other Lender and may exercise the same as if it were not the Administrative Agent. Chase and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Company or any Subsidiary or Affiliate of the Company as if Chase were not the Administrative Agent hereunder.

      SECTION 11.6 Credit Decisions. Each Lender acknowledges that it has, independently of the Administrative Agent and each other Lender, and based on such Lender's review of the financial information of the Company, this Agreement, the other Loan Documents (the terms and provisions of which being satisfactory to such Lender) and such other documents, information and investigations as such Lender has deemed appropriate, made its own credit decision to extend its Commitment. Each Lender also acknowledges that it will, independently of the Administrative Agent and each other Lender, and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement or any other Loan Document.

      SECTION 11.7 Copies, etc. The Administrative Agent shall give prompt notice to each Lender of each notice or request required or permitted to be given to the Administrative Agent by the Company pursuant to the terms of this Agreement (unless concurrently delivered to the Lenders by the Company). The Administrative Agent will distribute to each Lender each document or instrument received for its account and copies of all other communications received, by the Administrative Agent from the Company for distribution to the Lenders by the Administrative Agent in accordance with the terms of this Agreement.

      SECTION 12. MISCELLANEOUS PROVISIONS

      SECTION 12.1 Waivers, Amendments, etc. The provisions of this Agreement and of each other Loan Document may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Company and the Required Lenders; provided, however, that no such amendment, modification or waiver which would:

            (a) modify any requirement hereunder that any particular action be taken by all the Lenders or by the Required Lenders shall be effective unless consented to by each Lender;

            (b) modify this Section 12.1, change the definition of "Required Lenders" increase the Commitment Amount or the Percentage of any Lender or reduce any fees described in Section 5 shall be made without the consent of each Lender and each holder of a Note;

            (c) extend the due date for, or reduce the amount of, any scheduled repayment or prepayment of principal of or interest on the Notes (or reduce the principal amount of or rate of interest on the Notes) shall be made without the consent of the holder of that Note; or

            (d) affect adversely the interests, rights or obligations of the Administrative Agent qua the Administrative Agent shall be made without the consent of the Administrative Agent.

No failure or delay on the part of the Administrative Agent, any Lender or the holder of any Note in exercising any power or right under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Company in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Administrative Agent, any Lender or the holder of any Note under this Agreement or any other Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

      SECTION 12.2 Notices. All notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by Telex or by facsimile and addressed, delivered or transmitted to such party at its address, Telex or facsimile number set forth below its signature hereto or set forth in the Lender Assignment Agreement or at such other address, Telex or facsimile number as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by Telex or facsimile, shall be deemed given when transmitted (answerback confirmed in the case of Telexes).

      SECTION 12.3 Costs, Expenses and Taxes. The Company agrees to pay on demand all out-of-pocket costs and expenses of the Administrative Agent (including the reasonable fees and out-of-pocket expenses of White & Case, counsel for the Administrative Agent and of local counsel, if any, who may be retained by said counsel) in connection with the preparation, execution, delivery, administration, syndication and marketing of this Agreement, the Notes and all other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith, in the case of the foregoing subject to limitations previously agreed by the Company and the Administrative Agent, and all out-of-pocket costs and expenses (including reasonable attorneys' fees and legal expenses) incurred by the Agent in connection with the enforcement of this Agreement, the Notes, any such other instruments or documents or any collateral security. In addition, the Company agrees to pay, and to save the Administrative Agent and the Lenders harmless from all liability for, any stamp or other taxes (excluding franchise taxes and taxes imposed on or measured by any Lender's net income or receipts) which may be payable in connection with the execution or delivery of this Agreement, the borrowing hereunder, or the issuance of the Notes or of any other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith. The Company also agrees to reimburse the Administrative Agent and each Lender upon demand for all reasonable out-of-pocket expenses (including attorneys' fees and legal expenses including the allocated time charges of each Lender's legal departments, as their respective internal counsel) incurred by the Administrative Agent or such Lender in connection with (x) the negotiation of any restructuring or "work-out, whether or not consummated, of any Obligations and (y) the enforcement of any Obligations.

      SECTION 12.4 Indemnification. In consideration of the execution and delivery of this Agreement by each Lender and the extension of the Commitments, the Company hereby indemnifies, exonerates and holds the Administrative Agent and each Lender and each of their respective officers, directors, employees and agents (collectively, the "Indemnified Parties") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (collectively, the "Indemnified Liabilities"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to

            (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the Notes; or

            (b) the entering into and performance of this Agreement and any other Loan Document by any of the Indemnified Parties (including any action brought by or on behalf of the Company as the result of any determination by the Required Lenders pursuant to Section 9 not to fund the Loans);

except for (i) any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's gross negligence or wilful misconduct or (ii) any such Indemnified Liabilities resulting from claims by the Administrative Agent or any Lender against any other Lender or any Lender against the Administrative Agent that are not attributable to the Company's actions and for which the Company otherwise has no liability. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Company hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Each Indemnified Party agrees to notify the Company of any event which could give rise to any Indemnified Liabilities and to consult with the Company to determine the best defense with respect to the same.

      SECTION 12.5 Survival. The obligations of the Company under Sections 6.3, 6.4, 6.5, 6.6, 12.3 and 12.4, and the obligations of the Lenders under Section 11.1, shall in each case survive any termination of this Agreement, the payment in full of all Obligations and the termination of all Commitments. The representations and warranties made by the Company in this Agreement and in each other Loan Document shall survive the execution and delivery of this Agreement and each such other Loan Document.

      SECTION 12.6 Severability. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

      SECTION 12.7 Captions. Section captions used in this Agreement are for convenience only, and shall not affect the construction of this Agreement.

      SECTION 12.8 Execution in Counterparts, Effectiveness, etc. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. This Agreement shall become effective when counterparts hereof executed on behalf of the Company and each Lender (or notice thereof satisfactory to the Administrative Agent) shall have been received by the Administrative Agent and notice thereof shall have been given by the Administrative Agent to the Company and each Lender.

      SECTION 12.9 Governing Law. THIS AGREEMENT AND THE NOTES SHALL EACH BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK. All obligations of the Company and the rights of the Administrative Agent and any Lender expressed herein or in the Notes shall be in addition to and not in limitation of those provided by applicable law. This Agreement, the Notes and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

      SECTION 12.10 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that:

            (a) the Company may not assign or transfer its rights or obligations hereunder without the prior written consent of the Administrative Agent and all Lenders; and

            (b) the rights of sale, assignment and transfer of the Lenders are subject to Section 12.11.

      SECTION 12.11 Sale and Transfer of Notes; Participations in Notes. Each Lender may assign, or sell participations in, its Note and Commitment to one or more other Persons in accordance with this Section 12.11.

      SECTION 12.11.1 Assignments. Any Lender,

            (a) with the written consents of the Company and the Administrative Agent (which consents shall not be unreasonably delayed or withheld and which consent, in the case of the Company, shall be deemed to have been given in the absence of a written notice delivered by the Company to the Administrative Agent, on or before the tenth Business Day after receipt by the Company of such Lender's request for consent, stating, in reasonable detail, the reasons why the Company proposes to withhold such consent) may at any time assign and delegate to one or more commercial banks or other financial institutions, and

            (b) with notice to the Company and the Administrative Agent, but without the consent of the Company or the Administrative Agent, may assign and delegate to any of its Affiliates or to any other Lender

(each Person described in either of the foregoing clauses as being the Person to whom such assignment and delegation is to be made, being hereinafter referred to as an "Assignee Lender"), all or any fraction of such Lender's Note and Commitment (which assignment and delegation shall be of a constant, and not a varying, percentage of all the assigning Lender's Note and Commitment) in a minimum aggregate amount of $4,000,000; provided, however, that any such Assignee Lender will comply, if applicable, with the provisions contained in the penultimate sentence of Section 6.6 and further, provided, however, that, the Company and the Administrative Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned and delegated to an Assignee Lender until

            (i) written notice of such assignment and delegation, together with payment instructions, addresses and related information with respect to such Assignee Lender, shall have been given to the Company and the Administrative Agent by such Lender and such Assignee Lender,

            (ii) such Assignee Lender shall have executed and delivered to the Company and the Administrative Agent a Lender Assignment Agreement, accepted by the Administrative Agent, and

            (iii) the processing fees described below shall have been paid.

From and after the date that the Administrative Agent accepts such Lender Assignment Agreement, (x) the Assignee Lender thereunder shall be deemed automatically to have become a party hereto and to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee Lender in connection with such Lender Assignment Agreement, shall have the rights and obligations of a Lender hereunder and under the other

Loan Documents, and (y) the assignor Lender, to the extent that rights and obligations hereunder have been assigned and delegated by it in connection with such Lender Assignment Agreement, shall be released from its obligations hereunder and under the other Loan Documents. Within five Business Days after its receipt of notice that the Administrative Agent has received an executed Lender Assignment Agreement, the Company shall execute and deliver to the Administrative Agent (for delivery to the relevant Assignee Lender) a new Note evidencing such Assignee Lender's assigned Note and Commitment and, if the assignor Lender has retained a portion of its Note and its Commitment hereunder, a replacement Note in the principal amount of the portion of the Note and Commitment retained by the assignor Lender hereunder (such Notes to be in exchange for, but not in payment of, that Note then held by such assignor Lender). Each such Note shall be dated the date of the predecessor Note. The assignor Lender shall mark the predecessor Note "exchanged" and deliver it to the Company. Accrued interest on that part of the predecessor Note evidenced by the new Note shall be paid as provided in the Lender Assignment Agreement. Accrued interest on that part of the predecessor Note evidenced by the replacement Note shall be paid to the assignor Lender. Accrued interest shall be paid at the same time or times provided in the predecessor Note and in this Agreement. Such assignor Lender or such Assignee Lender must also pay a processing fee to the Administrative Agent upon delivery of any Lender Assignment Agreement in the amount of $3,000. Any attempted assignment and delegation not made in accordance with this Section 12.11.1 shall be null and void.

      SECTION 12.11.2 Participations. Any Lender may at any time sell to one or more financial institutions (each of such financial institution being herein called a "Participant") participating interests in its Note or Commitment, or other interests of such Lender hereunder; provided, however, that

            (a) no participation contemplated in this Section 12.11 shall relieve such Lender from its Commitment or its other obligations hereunder or under any other Loan Document,

            (b) such Lender shall remain solely responsible for the performance of its Commitment and such other obligations,

            (c) the Company and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and each of the other Loan Documents,

            (d) no Participant, unless such Participant is an Affiliate of such Lender, or is itself a Lender, shall be entitled to require such Lender to take or refrain from taking any action hereunder or under any other Loan Document, except that such Lender may agree with any Participant that such Lender will not, without such Participant's consent, take any actions of the type described in clause (b) or (c) of Section 12.1, and

            (e) the Company shall not be required to pay any amount under
Section 6.6 that is greater than the amount which it would have been required to pay had no participating interest been sold.

The Company acknowledges and agrees that each Participant, for purposes of
Section 6.3, 6.4, 6.5, 6.6, 6.8, 6.9, 12.3 and 12.4, shall be considered a
Lender.

      SECTION 12.12 Other Transactions. Nothing contained herein shall preclude the Administrative Agent or any other Lender from engaging in any transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Company or any of its Affiliates in which the Company or such Affiliate is not restricted hereby from engaging with any other Person.

      SECTION 12.13 Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE ADMINISTRATIVE AGENT, THE LENDERS OR THE COMPANY SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK. THE COMPANY HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. THE COMPANY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. THE COMPANY HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE COMPANY HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OF FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT,

ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE COMPANY HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

      SECTION 12.14 Waiver of Jury Trial. THE ADMINISTRATIVE AGENT, THE LENDERS AND THE COMPANY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE ADMINISTRATIVE AGENT, THE LENDERS OR THE COMPANY. THE COMPANY ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE ADMINISTRATIVE AGENT AND THE LENDERS ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER LOAN DOCUMENT.

      SECTION 12.15 Confidentiality. The Administrative Agent and each Lender shall hold nonpublic information obtained pursuant to the requirements of this Agreement other than information (a) that is, or generally becomes, available to the public, (b) that was or becomes available to the Administrative Agent or any Lender on a nonconfidential basis, or (c) that becomes available to the Administrative Agent or any Lender from a Person or other source that is not to the knowledge of Administrative Agent or such Lender (as the case may be), otherwise bound by a confidentiality obligation to the Company, in accordance with its customary procedures for treatment of confidential information and in accordance with safe and sound banking practices and in any event, may make disclosure reasonably required by any bona fide transferee or participant in connection with the contemplated transfer of any Loan or Note or participation therein or as required or requested by any governmental agency or representative thereof pursuant to legal process.

                                      * * *

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                              CHICAGO TITLE AND TRUST COMPANY


                              By: /s/ A. Larry Sisk
                                  ------------------------------
                              Its: Vice President & Treasurer


                              By: /s/ Gust J. Totlis
                                  ------------------------------
                              Its: Senior Vice President
                                      and Chief Financial Officer

                              171 North Clark Street
                              Chicago, Illinois 60601

                              Facsimile No: (312) 223-5955
                              Telex No:     N/A
                              Answerback:   N/A
                              Attention:    A. Larry Sisk

                              THE CHASE MANHATTAN BANK, N.A.,
                               as Administrative Agent


                              By:
                                  ------------------------------
                              Its:
                                   -----------------------------

                              One Chase Manhattan Plaza
                              New York, New York 10081


                              Facsimile No: (212) 552-1999
                              Telex No:     N/A
                              Answerback:   N/A
                              Attention:    Richard Bosek

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                              CHICAGO TITLE AND TRUST COMPANY


                              By:
                                  ------------------------------
                              Its:
                                   -----------------------------


                              By:
                                  ------------------------------
                              Its:
                                   -----------------------------

                              171 North Clark Street
                              Chicago, Illinois 60601

                              Facsimile No: (312) 223-5955
                              Telex No:     N/A
                              Answerback:   N/A
                              Attention:    A. Larry Sisk

                              THE CHASE MANHATTAN BANK, N.A.,
                               as Administrative Agent


                              By: /s/ [Illegible]
                                  ------------------------------
                              Its: Vice President

                              One Chase Manhattan Plaza
                              New York, New York 10081


                              Facsimile No: (212) 552-1999
                              Telex No:     N/A
                              Answerback:   N/A
                              Attention:    Richard Bosek

PERCENTAGE                    LENDERS
----------                    -------
     30%                      THE CHASE MANHATTAN BANK, N.A.


                              By /s/
                                 ---------------------------------------
                                 Title:

                              Domestic
                              Office:        One Chase Manhattan Plaza
                                             New York, New York 10081

                              Facsimile No.: (212) 552-1999
                              Telex No.:
                              Answerback:
                              Attention:     Richard Bosek

                              LIBOR Office: Same as above

     40%                      UNITED STATES NATIONAL BANK
                                OF OREGON


                              By /s/ Steven T. Williams
                                 ---------------------------------------
                                 Title: Vice President

                              Domestic
                              Office:        555 S.W. Oak Street
                                             Suite 400
                                             Portland, Oregon 97204

                              Facsimile No.: (503) 275-5170
                              Telex No.:     360549
                              Answerback     USNATLBANK PTL
                              Attention:     Steve Williams

                              LIBOR
                                Office:      Same as Above

PERCENTAGE                    LENDERS
----------                    -------
     30%                      THE CHASE MANHATTAN BANK, N.A.


                              By
                                 ---------------------------------------
                                 Title:

                              Domestic
                              Office:        One Chase Manhattan Plaza
                                             New York, New York 10081

                              Facsimile No.: (212) 552-1999
                              Telex No.:
                              Answerback:
                              Attention:     Richard Bosek

                              LIBOR Office: Same as above

     40%                      UNITED STATES NATIONAL BANK
                                OF OREGON


                              By /s/ Steven T. Williams
                                 ---------------------------------------
                                 Title: STEVEN T. WILLIAMS
                                         VICE PRESIDENT

                              Domestic
                              Office:        555 S.W. Oak Street
                                             Suite 400
                                             Portland, Oregon 97204

                              Facsimile No.: (503) 275-5170
                              Telex No.:     360549
                              Answerback     USNATLBANK PTL
                              Attention:     Steve Williams

                              LIBOR
                                Office:      Same as Above

PERCENTAGE                    LENDERS
----------                    -------
     20%                      HARRIS TRUST AND SAVINGS BANK


                              By /s/ [Illegible]
                                 ------------------------------------
                                 Title:

                              Domestic
                                Office:      115 South LaSalle Street
                                             12th Floor
                                             Chicago, Illinois 60690

                              Facsimile No.: (312) 461-4039
                              Telex No.:     254 157
                              Answerback:    HARRIS TRCGO
                              Attention:     Dan Strief

                              LIBOR
                                Office: Same as above

     10%                      TEXAS COMMERCE BANK NATIONAL
                                 ASSOCIATION


                              By
                                 ---------------------------------------
                                 Title:

                              Domestic
                              Office:        707 Travis Street (4-TCB-N59)
                                             Houston, Texas 77002

                              Facsimile No.: (713) 216-6992
                              Telex No.:     166053
                              Answerback     TCB HOU
                              Attention:     Ken Turner

                              LIBOR
                                Office:      Same as Above

PERCENTAGE                    LENDERS
----------                    -------
     20%                      HARRIS TRUST AND SAVINGS BANK


                              By
                                 ------------------------------------
                                 Title:

                              Domestic
                                Office:      115 South LaSalle Street
                                             12th Floor
                                             Chicago, Illinois 60690

                              Facsimile No.: (312) 461-4039
                              Telex No.:     254 157
                              Answerback:    HARRIS TRCGO
                              Attention:     Dan Strief

                              LIBOR
                                Office: Same as above

     10%                      TEXAS COMMERCE BANK NATIONAL
                                 ASSOCIATION


                              By /s/ Ken Turner
                                 ---------------------------------------
                                 Title: Vice President

                              Domestic
                              Office:        707 Travis Street (10 TCBS-343)
                                             Houston, Texas 77002

                              Facsimile No.: (713) 216-4801
                              Telex No.:     166053
                              Answerback     TCB HOU
                              Attention:     Ken Turner

                              LIBOR
                                Office:      Same as Above

                                                                       EXHIBIT A

                                    TERM NOTE

$________                                            Due: December 31, 2000
                                                     New York, New York
                                                     March ___, 1996

       The undersigned, for value received, promises to pay to the order of ________________________________________________________________ ("the Lender"),
the principal sum of __________Dollars ($____________), which principal shall be payable in accordance with the provisions of Section 3.2 of the Credit Agreement hereinafter referred to.

       The undersigned further promises to pay interest on the unpaid principal amount of this Note from time to time outstanding, payable at such rate(s) and at such time(s), as provided in such Credit Agreement.

       Payments of both principal and interest are to be made in lawful money of the United States of America in same day or immediately available funds to the account designated by the Agent pursuant to the Credit Agreement.

       This Note is a Note referred to in, and evidences indebtedness incurred under, the Credit Agreement dated as of March __, 1996, (together with all amendments and other modifications, if any, from time to time thereafter made thereto (the "Credit Agreement"), to which reference is made for a statement of the terms and conditions on which the Company is permitted and required to make prepayments and repayments of principal of the indebtedness evidenced by this Note and on which such indebtedness may be declared to be immediately due and payable. Unless otherwise defined, terms used herein have the meanings provided in the Credit Agreement.

       All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.

       This Note is made under and governed by the internal laws of the State of New York.

                                          CHICAGO TITLE AND TRUST COMPANY


                                          By: __________________________________
                                          Its:__________________________________


Address:

171 North Clark Street
Chicago, Illinois 60601

                                                                       EXHIBIT B

                         CONTINUATION/CONVERSION NOTICE

[Name of Agent]
[Address]

Attention:  [Name]
            [Title]

                         CHICAGO TITLE AND TRUST COMPANY

Gentlemen and Ladies:

      This Continuation/Conversion Notice is delivered to you pursuant to
Section 4.1 of the Credit Agreement, dated as of March__, 1996 (together with all amendments, if any, from time to time made thereto, the "Credit Agreement"), among Chicago Title and Trust Company, an Illinois corporation (the "Company"), certain financial institutions and The Chase Manhattan Bank, N.A., as Administrative Agent (the "Administrative Agent"). Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

      The Company hereby requests that on __________, 19__,

      (1) The Notes, all presently being maintained as *[Reference Rate Loans] [LIBO Rate Loans],

      (2) be [converted into] [continued as],

      (3) **[LIBO Rate Loans having an Interest Period of __________ months] [Reference Rate Loans].

----------
*     Select appropriate interest rate option.

**    Insert appropriate interest rate option.

                                                                       EXHIBIT B
                                                                          Page 2

The Company hereby:

             (a) certifies and warrants that no Event of Default has occurred and is continuing; and

             (b) agrees that if prior to the time of such continuation or conversion any matter certified to herein by it will not be true and correct at such time as if then made, it will immediately so notify the Agent.

Except to the extent, if any, that prior to the time of the continuation or conversion requested hereby the Agent shall receive written notice to the contrary from the Company, each matter certified to herein shall be deemed to be certified at the date of such continuation or conversion as if then made.

       The Company has caused this Continuation/Conversion Notice to be executed and delivered, and the certification and warranties contained herein to be made, by an authorized officer this ___ day of _______, 19__.


                                 CHICAGO TITLE AND TRUST COMPANY


                                 By ____________________________________________
                                    Title:

                                                                       EXHIBIT C

                              ASSIGNMENT AGREEMENT

      This Assignment Agreement (the "Assignment") is entered into as of this __, day of _______, 19__ between ____________________________, the assigning lender (the "Assigning Lender") and ___________________________, the assignee (the "Assignee"). This Assignment is made pursuant to that certain Credit Agreement (as amended or modified, called the "Credit Agreement"), dated as of March ___, 1996, among Chicago Title and Trust Company, an Illinois corporation, the lenders who are or may become parties thereto (the "Lenders") and The Chase Manhattan Bank, N.A. as Administrative Agent. Unless the context clearly indicates otherwise, all terms used in this Assignment shall have the meanings given them by, and shall be construed as set forth in, the Credit Agreement.

      In consideration of the respective representations, covenants and agreements contained in this Assignment, the Credit Agreement and the Term Note, if any, and in consideration of the respective undertakings of all of the parties to the transaction described herein and therein, the Assigning Lender and the Assignee hereby covenant and agree as follows:

                               TERMS OF ASSIGNMENT

      Section 1. Sale of the Assigned Rights and Obligations. Under the Credit Agreement, a copy of which has been furnished to the Assignee, and as of the date hereof, the Lenders have made loans to the Borrower in the aggregate outstanding principal amount of $ ________ (the "Term Loans"). The Term Loans are evidenced by a Term Note pursuant to the terms and provisions of the Credit Agreement. For good and valuable consideration, as of the Effective Date, the Assigning Lender hereby sells and assigns to the Assignee and the Assignee hereby purchases and assumes from the Assigning Lender the Assigned Rights and Obligations (as hereinafter defined). For purposes of this Assignment, the "Assigned Rights and Obligations" shall mean a portion of the Assigning Lender's Term Loans in a principal amount of $_________ and a pro rata percentage of all of the Assigning Lender's rights and obligations under the Credit Agreement and each Related Document, including its rights in respect of the Term Loans and the Term Note. The percentage of the rights and obligations of the Lenders under the Credit Agreement which are being assigned to the

                                                                       EXHIBIT C
                                                                          Page 2


Assignee shall be ___%. Each assignment shall be pro rata with respect to all rights and obligations of this the Assigning Lender including the Term Loans and the Term Note.

      Section 2. Effective Date. This Assignment shall become effective (the "Effective Date") when all of the following have occurred: (i) this Assignment has been executed by the parties hereto, (ii) the Assignment has been acknowledged by the Agent and, to the extent required by Section 11.4 by the Company, and (iii) the Assigning Lender/Assignee has paid a fee of $3,000 to the Agent. Upon the Assignment becoming effective, the Agent shall forward all payments of interest, principal, fees and other amounts that would have been made to the Assigning Lender in proportion to the percentage of the Assigning Lender's rights transferred, to the Assignee. However, the interest, fees and other amounts which accrued prior to the Effective Date shall be payable for the account of the Assigning Lender.

      Section 3. Collateral. The Loans (and the resulting Assigned Rights and Obligations) are secured only to the extent provided in the Credit Agreement and the Related Documents. The Assignee shall have no interest in any property in the Assigning Lender's possession or control, or in any deposit held or other indebtedness owing by the Assigning Lender, which may be or become collateral for or otherwise available for payment of the Term Loans by reason of the general description of secured obligations contained in any security agreement or other agreement or instrument held by the Assigning Lender or by reason of the right of set-off, counterclaim or otherwise, except that if such interest is provided for in provisions of the Credit Agreement regarding sharing of set-off, the assignee shall have the same rights as any other Lender that is a Party to the Credit Agreement.

      Section 4. No Warranty or Recourse. The sale, transfer, assignment and delegation of the Assigned Rights and Obligations is made without warranty or recourse against the Assigning Lender of any kind, except that the Assigning Lender warrants that it has not sold or otherwise transferred any other interest in the Assigned Rights and Obligations to any other party and that it is the owner of the interests being sold by it hereunder free and clear of any adverse claim. The Assigning Lender may, however, have sold and may hereafter sell participation in, or may have assigned or may hereafter assign, portions of its interest in the Term Loans and the Credit Agreement that in the aggregate (together with the portion assigned hereby), do not exceed 100% of the Assigning Lender's original interest in the Term Loans and the Credit Agreement.

      Section 5. Representations, Covenants and Warranties. To induce each other to enter into this Assignment, the Assigning Lender and the Assignee each represents and

                                                                       EXHIBIT C
                                                                          Page 3

warrants to, and covenants and agrees with, the other, and for the benefit of the Agent, as follows:

             a. Existence. Each of the Assigning Lender and the Assignee warrants that it is an entity duly existing under the laws of the United States or the jurisdiction of its incorporation, as applicable.

             b. Authority. Each of the Assigning Lender and the Assignee warrants that it is duly authorized to execute, deliver and perform this Assignment and the Credit Agreement.

             c. Valid and Binding. Each of the Assigning Lender and the Assignee warrants that all acts, conditions and things required to be done and performed and to have occurred prior to the execution, delivery and performance of this Assignment, and to constitute the same its legal, valid and binding obligation enforceable against it in accordance with its terms (subject to bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity), have been done and performed and have occurred in due and strict compliance with all applicable laws.

             d. Purchasing for Own Interest. The Assignee warrants and covenants that it is purchasing and assuming all of the Assigned Rights and Obligations purchased hereunder in the ordinary course of making loans in its commercial lending business and not with a view to, or for sale in connection with, any distribution or selling such Assigned Rights and Obligations acquired hereunder, nor with any present intention of distribution of its Assigned Rights and Obligations, in each case in any manner which would require registration of any of the Assigned Rights and obligations under the Securities Act of 1933 or any "blue sky" laws.

             e. Credit Analysis by the Assignee. The Assignee warrants and covenants that it has, independently and without reliance upon the Agent, the Assigning Lender or any other Lender, and based upon such financial statements and other documents and information as it has deemed appropriate, made its own credit analysis and decision to engage in this Assignment and the transactions contemplated hereby, and the Assignee expressly acknowledges that the Assigning Lender has made no representation or warranty, express or implied, as to the accuracy or completeness of any of such financial statements or other documents and information. The Assignee further agrees that it will, independently and without reliance upon the Agent, the Assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the

                                                                       EXHIBIT C
                                                                          Page 4

time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement.

             f. Enforceability, etc. The Assignee warrants that the Assigning Lender has made no representation or warranty, and no representation or warranty shall be implied, as to performance by the Company of any of its obligations under the Assigned Rights and Obligations or Credit Agreement or as to the execution, legality, validity, enforceability, genuineness, sufficiency, collectibility or value of the Assigned Rights and Obligations, Loans and the Credit Agreement, or any document or instrument purported to be executed and delivered in connection therewith, other than as set forth in Section 4 hereof.

             g. Receipt of Documents. The Assignee warrants that it has received a copy of the Credit Agreement, the financial statements referred to in the Credit Agreement and such other documents executed in connection with the Credit Agreement as it has deemed appropriate to make its own credit analysis and decisions to enter into this Assignment.

             h. Appointment of Agent. The Assignee hereby appoints and authorizes the Agent, together with any successors or assigns thereof pursuant to the terms and conditions of the Credit Agreement, to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto.

             i. Lending Offices. The Assignee hereby identifies the offices set forth underneath its signature hereon as its Domestic Office and its LIBOR Office (together with the appropriate addresses for such offices) for purposes of the Credit Agreement.

             j. Securities Laws. The Assigning Lender and the Assignee each acknowledges that this Assignment does not constitute the sale of a "security" for purposes of the Securities Act of 1933 and the Securities and Exchange Act of 1934.

             k. Retained Commitments. The Assignee acknowledges that the additional loans and commitments, if any, may be retained by the Assigning Lender for its own account and shall be excluded from the Assigned Rights and Obligations assigned and sold hereunder.

             j. No Conflict. The execution, delivery and performance of this Assignment does not conflict with any provision of law or of the charter or by-laws (or equivalent constituent documents) of such party, or of any agreement binding upon it.

                                                                       EXHIBIT C
                                                                          Page 5

      Section 6. Effectiveness of Sale. This Assignment shall become effective as of the Effective Date, and the Agent shall record this Assignment in the register maintained by the Agent (the "Register") to indicate the effectiveness of such assignment as of the Effective Date. As of the Effective Date: (i) the Credit Agreement is modified to the extent, and only to the extent, necessary to reflect the addition of the Assignee; (ii) the Assignee shall be a party to the Credit Agreement and the documents and instruments executed and delivered in connection therewith as described herein and therein, and have the rights and obligations of a Lender thereunder with respect to the Assigned Rights and Obligations purchased by the Assignee, including, but not limited to, the right to receive its pro rata share of all fees there after payable to the Lenders; and (iii) the Assigning Lender shall, to the extent provided herein and in the Credit Agreement, relinquish its rights and be released from its obligations under the Credit Agreement and the documents and instruments executed and delivered in connection therewith with respect to the Assigned Rights and Obligations, including, without limitation, any related indemnification. However, the Assigning Lender shall not be released to the extent, if any, that the Borrower, any other Lender or the Agent has rights against such Assigning Lender as a result of any default by such Lender under the Credit Agreement.

      Section 7. Indemnification. The Assignee agrees to indemnify the Assigning Lender from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs (including attorneys' fees and expenses, whether of special, local or in-house legal counsel and staff), expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Assigning Lender in any way relating to or arising out of the Assigned Rights and Obligations assigned and sold hereunder, including, without limitation, each and every indemnity of any person or entity provided in the Credit Agreement. The indemnification set forth herein shall survive any termination of this Assignment.

      Section 8. Withholding Taxes. The Assignee (a) represents and warrants to the Assigning Lender, the Agent and the Company that under applicable law and treaties no tax will be required to be withheld by the Assigning Lender with respect to any payments to be made to the Assignee hereunder, (b) agrees to furnish (if it is organized under the laws of any jurisdiction other than the United States or any State thereof) to the Assigning Lender, the Agent and the Company prior to the time that the Agent or the Company is required to make any payment of principal, interest or fees hereunder either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein the Assignee claims entitlement to the benefits of a tax treaty that provides for a complete exemption from U.S. federal income withholding tax on all payments hereunder) and agrees to provide new Forms 4224 or 1001 upon the expiration of any previously delivered form

                                                                       EXHIBIT C
                                                                          Page 6

or comparable statements in accordance with applicable U.S. law and regulations and amendments thereto, duly executed and completed by the Assignee, and (c) agrees to comply with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

      Section 9. Other Transactions with the Company. The Assigning Lender, the Assignee and their respective affiliates may accept deposits from, lend money to, act as trustee under indentures for and generally engage in any kind of business with the Company, or any of the Company's subsidiaries or affiliates, and any person who may engage in business with or own securities of the Company, or any of the Company's subsidiaries or affiliates. Neither the Assigning Lender nor the Assignee shall have any interest in any property taken as security for any loans or any credits extended to the Company or any of its Subsidiaries by the other such party by reason thereof, except security specifically granted pursuant to the Agreement.

      Section 10. Successors and Assigns. This Assignment shall inure to the benefit of and be binding upon the successors and assigns of the Assigning Lender and the Assignee.

      Section 11. Expenses. In the event of any action to enforce the provisions of this Assignment against either party hereto, the prevailing party shall be entitled to recover all costs and expenses incurred in connection therewith, including, without limitation, attorneys' fees and expenses, whether of special, local or in-house legal counsel and staff.

      Section 12. APPLICABLE LAW. THIS ASSIGNMENT SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE SET FORTH IN THE CREDIT AGREEMENT, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES. Wherever possible each provision of this Assignment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Assignment shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Assignment. All obligations and rights of the parties hereto expressed herein shall be in addition to and not in limitation of those provided by applicable law.

      Section 13. Transfer Instructions. All payments made hereunder shall be payable by the transfer of immediately available funds on or before 12:00 noon New York time on the date such payment is due pursuant to the transfer instructions set forth below, or as the party receiving payment may from time to time instruct the party rendering payment.

                                                                       EXHIBIT C
                                                                          Page 7

      Section 14. Amendments, Changes, and Modifications. This Assignment may only be amended, changed, modified, altered, or terminated by an agreement in writing signed by the Assigning Lender and the Assignee (or their permitted successors or assigns).

      Section 15. Entire Agreement. This Assignment sets forth the entire understanding of the parties and supersedes any and all prior agreements, arrangements and understandings relating to the subject matter hereof. No representation, promise, inducement or statement of intent has been made by either party which is not embodied in this Assignment, and neither party shall be bound by or liable for any alleged representation, promise, inducement or statement of intention not expressly set forth herein.

      Section 16. Incorrect Payments. Each of the Assigning Lender and the Assignee agrees that if it incorrectly receives a payment in respect of the Credit Agreement which should have been paid to the other such party, it will promptly return such payment to the Agent for the account of the party to which such payment should have been made.

      Section 17. FORUM SELECTION AND SUBMISSION TO JURISDICTION. ANY CLAIM ARISING OUT OF OR RELATING TO THIS ASSIGNMENT, THE AGREEMENT OR THE ASSIGNED RIGHTS AND OBLIGATIONS MAY BE BROUGHT AND MAINTAINED BY THE ASSIGNING LENDER IN ANY STATE OR FEDERAL COURT HAVING SUBJECT MATTER JURISDICTION AND LOCATED IN
NEW YORK, NEW YORK. FOR THE PURPOSE OF ANY ACTION OR PROCEEDING INSTITUTED WITH RESPECT TO ANY SUCH CLAIM THE ASSIGNEE HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION AND EXCLUSIVE VENUE OF SUCH COURTS AND AGREES NOT TO INSTITUTE ANY LEGAL ACTION OR PROCEEDING AGAINST THE ASSIGNING LENDER OR ANY OF ITS DIRECTORS, OFFICERS, AGENTS OR PROPERTY OF ANY THEREOF, ARISING OUT OF OR RELATING TO THIS ASSIGNMENT, THE AGREEMENT OR THE ASSIGNED RIGHTS AND OBLIGATIONS, IN ANY COURTS OTHER THAN SUCH COURTS. NOTHING HEREIN CONTAINED SHALL PRECLUDE THE ASSIGNING LENDER FROM SERVING LEGAL PROCESS IN ANY MATTER PERMITTED BY LAW OR, AT ITS SOLE OPTION, FROM BRINGING AN ACTION OR PROCEEDING IN RESPECT THEREOF IN ANY OTHER COUNTRY, STATE OR PLACE HAVING JURISDICTION OVER SUCH ACTION. THE ASSIGNEE IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER HAVE TO THE LAYING AND MAINTENANCE OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT LOCATED IN NEW YORK, NEW YORK AND ANY

                                                                       EXHIBIT C
                                                                          Page 8

CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

      Section 18. Waiver of Jury Trial. THE ASSIGNEE AND THE ASSIGNING LENDER HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS ASSIGNMENT, THE AGREEMENT OR ANY OTHER DOCUMENT RELATIVE TO THE ASSIGNED RIGHTS AND OBLIGATIONS, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF THE ASSIGNEE OR THE ASSIGNING LENDER. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE ASSIGNEE AND THE ASSIGNING LENDER ENTERING INTO THIS ASSIGNMENT.

      IN WITNESS WHEREOF, the parties have caused this Assignment to be executed on their behalf by their duly authorized offices as of the day and year identified above.

                                  [ASSIGNING LENDER]


                                   By:__________________________________________
                                   Title:_______________________________________


                                  [ASSIGNEE]


                                   By:__________________________________________
                                   Title:_______________________________________

                                                                       EXHIBIT D

                              SCHEDULED PROPERTIES

ADDRESS                                      CITY                     ST.
-------                                      ----                     ---

CHICAGO TITLE INSURANCE CO. & SUBSIDIARIES:
120 E. LIBERTY DR. WITH PARKING LOTS         WHEATON                  IL
2393 S. CONGRESS                             W. PALM BCH.             FL
103 N. OTTAWA ST.                            JOLIET                   IL
108 N. MAIN ST.                              SYCAMORE                 IL
15 E. WASHINGTON                             BELLEVILLE               IL
241 N. MAIN ST.                              EDWARDSVILLE             IL
101 N. THROOP ST.                            WOODSTOCK                IL
2200 N. MAIN ST.                             CROWN POINT              IN
1314 IDAHO ST.                               LEWISTON                 ID
311 2ND ST. NORTH                            TWIN FALLS               ID
1120 PACIFIC AVE.                            TACOMA                   WA
1750 W. WALNUT                               VISALIA                  CA
PAJARO AND WINHAM                            SALINAS                  CA
295 MAIN ST.                                 QUINCY                   CA
1647 COURT ST.                               REDDING                  CA
65 SOUTH LASSEN                              SUSANVILLE               CA
630 BOND ST.                                 ASTORIA                  OR
355 MAIN ST.                                 RED BLUFF                CA
1400 NORIEGA AVE.                            SAN FRANCISCO            CA
107 N. MAIN ST.                              CROWN POINT              IN
1312 VANDERCOOK WAY                          LONGVIEW                 WA
925 "B" ST.                                  SAN DIEGO                CA
1717 WALNUT GROVE                            ROSEMEAD                 CA
110 W. TAYLOR ST.                            SAN JOSE                 CA
1212 MARSH ST.                               SAN LUIS OBISPO          CA

SECURITY UNION & SUBSIDIARIES:
1101 ANACAPA ST.                             SANTA BARBARA            CA
1301 3RD AVE.                                SAN DIEGO                CA
441 E. YOSEMITE                              MADERA                   CA
3030 HOYT AVE.                               EVERETT                  WA
2425 W. SHAW                                 FRESNO                   CA
1944 "M" ST.                                 MERCED                   CA
873 N. MAIN ST.                              BISHOP                   CA
4612 MCGAW ST.                               STOCKTON                 CA
5675 RALSTON AVE.                            VENTURA                  CA

TICOR & SUBSIDIARIES
340 W. 4TH ST.                               SAN BERNARDINO           CA
122 NIAGARA ST.                              LOCKPORT                 NY
1075 W. MORSE BLVD.                          WINTER PARK              FL

ADDRESS                                      CITY                     ST.
-------                                      ----                     ---

CLAIMS ACQUIRED:
SANTA RITA RANCH                             LIVERMORE                CA
STOKES CANYON RD.                            CALABASAS                CA
LOT 2 SECTION 1                              CARLSBAD                 CA
DEERHORN VILLAGE                             KANSAS CITY              MO
GENESEE DEV.                                 GOLDEN                   CO
TPO S OF APPACHE                             TULSA                    OK
TPO N OF APPACHE                             TULSA                    OK
TPO SUMMERTREE                               TULSA                    OK
WEST END TERRACE                             NASHVILLE                TN
3880 LEMON STREET                            RIVERSIDE                CA
OIL & MIN. RIGHTS                            VARIOUS
OTHER CLAIMS ACQ.                            VARIOUS

                CHICAGO TITLE AND TRUST COMPANY AND SUBSIDIARIES

           PENDING SUITS OR CONTROVERSIES INVOLVING CORPORATE MATTERS

                              CORPORATE LITIGATION

                                DECEMBER 31, 1995

California Bank Consumers Association v. A.E.I., Inc., et al. Superior Court of California. Los Angeles. Purported class action alleging that the sale to involuntary purchasers of Trustee Sales Guarantee policies constitutes an alleged tying arrangement in violation of state antitrust and unfair competition laws. Plaintiffs filed an amended complaint October 31, 1985 seeking a declaration of rights within punitive "Master Plaintiff Class" arising out of approximately twelve pending actions involving numerous defendants.

Counsel: Richard G. Carlston
         Miller, Starr & Regalia
         Walnut Creek, California

Bell, et al. v. Chicago Title Insurance Company. Superior Court of California, San Francisco. Several class actions against title companies alleging a conspiracy to fix prices for Trustee Sale Guarantee policies in violation of state antitrust and unfair competition laws. The settlement was approved by order signed by the court on February 17, 1989. The settlement was affirmed by the First Appellate Court on January 25, 1991. A petition for review was filed with the California Supreme Court in early March, 1991 and denied. In early 1995, plaintiffs' counsel sought the Court's permission to file a supplemental complaint regarding alleged failure to comply with the settlement agreements. The motion was heard on May 12, 1995 and a ruling thereon deferred pending discovery by the plaintiffs relative to compliance by the defendants.

Counsel: Richard G. Carlston
         Miller, Starr & Regalia
         (Walnut Creek, California)

Rating Bureau Litigation. Various private class action cases alleging illegal state rating bureau activity were filed in 1985 and were consolidated as complex litigation for limited pre-trial purposes in the Eastern District of Pennsylvania. A settlement agreement between the parties was approved by the Court on June 10, 1986. Implementation of the settlement commenced March 26, 1988 and has been completed. Subsequently, the Company successfully defended an Arizona state antitrust class action regarding state rating bureau activity brought on behalf of the Tucson Unified School District in Pima County, Arizona and a Wisconsin state court action (Prentice). One additional case dealing with the same subject matter is being defended (Brown). The Prentice has now been refiled in District Court in Wisconsin as the Segall case.

Brown v. Chicago Title Insurance Company. United States District Court of Arizona. Class action alleging violation of federal antitrust laws with respect to state rating bureau activity in Arizona and Wisconsin. A motion for summary judgment by defendants was granted on March 1, 1991 and the case dismissed on March 5, 1991. Plaintiffs filed an appeal of the order to dismiss on March 13, 1991. In late December, 1992 the Court of Appeals reversed the lower court holding that the defenses of res judicata, Keough doctrine and state action did not bar the Plaintiffs. On March 17, the petition for rehearing en banc was denied. On October 1, 1993. the parties executed a memorandum of understanding outlining a basis for settlement of the case. On October 4, 1993 the U.S. Supreme Court agreed to hear the case and oral argument was heard on March 1, 1994. On April 4, 1994, the U.S. Supreme Court dismissed the case as improvidently granted. A dispute has arisen with plaintiff's counsel over the settlement agreement. On March 28, 1995, the Court deferred further action in the case until mid-May to allow the parties an opportunity to enter into a global settlement of the Brown and Segall cases. Plaintiffs in the Segall case have moved to intervene in the Brown case. In the Brown case, an amended complaint was filed May 9, 1995 naming certain additional title insurance companies as defendants. A global settlement of the Brown and Segall cases was executed May 18, 1995. Pursuant to the terms of the proposed settlement, class members will be provided with a number of benefits, including the option to receive cash payments from the title insurance companies named in the Arizona and Wisconsin actions, not to exceed in the aggregate $1,996,613 in Arizona and $2,070,326 in Wisconsin; an increase in the face amount of title insurance policies purchased from the title insurance companies reflecting the impact of inflation since January 1, 1981; and the last $5,000 of future insurance coverage at no cost on any new title insurance policy for property in Arizona or Wisconsin purchased from any of such title insurance companies within the one-year period following final Court approval of the settlement. The settlement also contemplates that the title insurance companies will pay attorneys' fees of the plaintiffs and the costs of administering the settlement.

      In July, 1995, pursuant to an order of the Court, notice of the settlement was given to the class by publication. No member of the plaintiff class commented upon or requested to opt-out of the settlement and the period for such comment or request closed on September 15, 1995. The plaintiffs filed for their attorneys' fees and costs on or about September 22, 1995. The Court held a hearing on October 10, 1995, at which the fairness of the settlement was considered and members of the plaintiff class were given an opportunity to be heard. No class member appeared at the hearing. On October 30, 1995, the Court issued an order certifying the plaintiff class for all purposes.

      The parties have affirmed to the Court their support of the settlement agreement; however, disputes exist regarding the valuation of the settlement benefits and various matters pertaining to the plaintiffs' petitions for attorneys' fees and costs. The parties have filed briefs with the Court on the areas of disagreement; additional briefs may be filed.

Counsel: John Christie
         Bell, Boyd & Lloyd
         Washington, D.C.

Segall et al v. Stewart Title Guaranty Company et al. U.S. District Court, Eastern District of Wisconsin. Class Action Suit alleges a price fixing conspiracy in Wisconsin from 1981 through 1986. On October 11, 1994, plaintiff's motion to consolidate the Segall case with the Brown case was granted and the case was moved to the Arizona District Court for pre-trial purposes.

Counsel: John Christie
         Bell, Boyd & Lloyd
         Washington, D.C.

Kirksey, et al v. Bank of America, National Trust and Savings Association; et al [Chicago Title Company]. Superior Court of California, County of Los Angeles. Purported class action brought on behalf of individuals who paid off loans secured by deeds of trust and, in connection therewith, are alleged to have paid fees for services relating to the reconveyance of deeds of trust, to have paid fees for the preparation and recording of releases with respect to deeds of trust, and whose deeds of trust were not timely reconveyed or were not released. Plaintiffs allege claims for breach of contract, consumer fraud, and conspiracy among members of the real estate industry in California. Although it is not clear from the complaint, it appears that the plaintiffs believe that the defendants failed to provide services that they had agreed to provide. The case is in a very early stage. The Court sustained defendants' demurrer on October 11, 1994 and granted plaintiffs 60 days to amend. An amended complaint was filed on December 11, 1994, a second amended complaint was filed on March 13, 1995, and the Court again granted the Company's demurrer. A third amended complaint was filed June 13, 1995.

Counsel: Maureen McGuirl
         Brown, Raysman & Millstein
         Los Angeles, California

Voliner, et ux v. CTI and Professional Abstract and Assurance Corporation. U.S. District Court, Eastern District of Pennsylvania. Class Action Suit alleging illegal charges for filing IRS 1099 forms. The case was favorably decided but was reversed by the Court of Appeals which held that the case should have proceeded as a state court case without removal. A petition for rehearing was denied. Subsequently a petition for certiorari was filed with the U.S. Supreme Court and was denied. State court proceedings have commenced. Provisional certification of a class action was determined on September 28, 1995. Settlement discussions are pending.

Counsel: Edward Hayes
         Fox, Rothschild, O'Brien, & Frankel
         Philadelphia, Pennsylvania

Oregon Action Threatened. On May 16, 1995, the Company received notice of a potential class action in Oregon dealing with the same subject matter (allegation of improper charges for reconveyance deeds) as the Evans case filed in Idaho and favorably decided August 17, 1995.

Counsel: Greg Howe
         Stoel Rives Boley Jones & Grey
         Portland, Oregon

Thomas, et al v. Chicago Title Insurance Company. United States District Court, District of South Carolina. Suit for breach of agency services contract in connection with the National Flood acquisition. Report on September 28, 1995 states plaintiff's motion for Injunctive Relief not be granted.

Counsel: Mark Minton
         Jones, Day
         Dallas, Texas

National Lender's Services Inc. v. Chicago Title Insurance Company, Halvorsen and Knebel. Superior Court of California, County of Santa Clara. Causes of Action presently are: (i) accounting, (ii) intentional misrepresentation, (iii) negligent misrepresentation, (iv) breach of fiduciary duty, (v) breach of contract, (vi) breach of the implied covenant of good faith and fair dealing,

(vii) interference with prospective business advantage and (viii) unfair competition. Plaintiff's complaint arises from plaintiff's performance under a Service Agreement between CTIC and NLS dated February 4, 1991 that related to CTIC's PIRT product. CTIC and NLS traded allegations about the other's failure to perform in accord with the terms of the Service Agreement. CTIC's demurrers have been sustained. CTIC has cross-complained for breach of contract, unfair competition, and breach of fiduciary duty, among other causes of action against NLS and Ray and Ken Schaeffer.

Counsel: Donna Fields Goldstein
         Manatt, Phelps and Phillips
         Los Angeles, California

                         CHICAGO TITLE INSURANCE COMPANY

                           ADMINISTRATIVE PROCEEDINGS

Other Matters

As of December 31, 1995, the Company had 22 proceedings pending involving charges filed by former employees with the EEOC or similar administrative agencies regarding the circumstances of termination of employment. CTI is making defensive filings in each of these proceedings.

The Company is subject to the FTC Consent Orders described under CT&T Administrative Proceedings.

Under date of April 22, 1994 following extensive antitrust litigation, Chicago Title Insurance Company, Security Union Title Insurance Company and Ticor Title Insurance Company and certain other title insurers became subject to an order issued by the Federal Trade Commission which places certain conditions on the title insurers participation in a rating bureau in the states of Arizona, Connecticut, Montana and Wisconsin. To date none of the title insurers is participating in a bureau in any of the four states.

Chicago Title Company (Bakersfield, California) has been selected for a compliance audit by the Internal Revenue Service from January 1, 1993 through April 30, 1995.

The Company is subject to a Department of Labor area investigation in Phoenix, Arizona regarding possible overtime pay for escrow closers.

Counsel: Ed Bergmann
         Seyfarth, Shaw, Fairweather & Geraldson
         Chicago, Illinois

                         CHICAGO TITLE INSURANCE COMPANY

                           HUMAN RESOURCES LITIGATION

Navarro v. CTC. Superior Court of Los Angeles County, California. Suit alleges breach of contract, discrimination and violation of public policy. Discovery in process.

Counsel: Marcy Railsbach
         Browne & Woods
         Beverly Hills, California

Nyegaard v. CTI. State Court of Fulton County, Fulton County, Georgia. Suit alleges defamation, slander and loss of consortium. Citation filed April 19, 1994. Discovery in process.

Counsel: Ben Hathis
         Drew, Eckl & Farnham
         Atlanta, Georgia

Park v. CTI. 269th Judicial District Court, Harris County, Texas. Suit alleges breach of contract, promissory estoppel and fraud. Citation filed October 28, 1993. Discovery in process.

Counsel: Katrina Grider
         Bracewell & Patterson
         Houston, Texas

Washburn v. Chicago Title Company. Complaint for sexual harassment. Plaintiff, a former employee of NLS, alleges that CTC failed to take appropriate steps to stop sexual harassment of plaintiff by an employee and supervisor employed by CTC.

Counsel: Bruce Sarchet
         Littler, Mendelson, Fastiff, Tichy & Mathiason
         Stockton, California

Walters v. CTI. Thirteenth Judicial District Court, Yellowstone County, Montana. Suit alleges wrongful discharge, intentional infliction of emotional distress, negligent infliction of emotional distress and invasion of privacy. Citation filed November 17, 1995.

Counsel:

                         CHICAGO TITLE AND TRUST COMPANY

                              CORPORATE LITIGATION

Barnette v. Oppenheimer & Co., Montag & Caldwell, Inc. and Richard Berkowitz. State Court of Fulton County, Georgia. Suit alleges negligent/willful conduct on the part of Oppenheimer, Montag and others with respect to the recording and/or filing of securities transactions which is causing plaintiff emotional distress and other damages. Punitive damages are prayed for.

Counsel: Christopher Trower
         Sutherland, Asbill & Brennan
         Atlanta, Georgia

Wu v. Young Kyun Shin and CT&T as Trustee. Circuit Court of Cook County, Illinois. Suit for unspecified damages alleging breach of obligations in connection with an exchange trust transaction. Unspecified damages are requested, First Amended Complaint has been dismissed but plaintiff had until July 28, 1995 to refile a Second Amended Complaint. To date, nothing has been filed.

Counsel: Gerald Petaque
         Chicago, Illinois

O'Brien v. National Flood Information Services, Inc. et al. Civil Court of Harris County, Texas. Possible claim by James and Barbara O'Brien for erroneous flood zone services. This is an indemnified item by the sellers of National Flood.

Counsel: Ernie Higginbotham
         Strasburger & Price, L.L.P.
         Dallas, Texas

Paloian v. Schwartzbaum and Chicago Title and Trust Company, as Trustee of the Chayin Irrevocable Blind Trust. United States Bankruptcy Court, Northern District of Illinois. Complaint regarding a bankruptcy challenge and the transfer of stock into a trust. The Company is a stockholder in the litigation.

Counsel: Gerald Mannix
         DiMonte & Lizak
         Park Ridge, Illinois

                         CHICAGO TITLE AND TRUST COMPANY

                           ADMINISTRATIVE PROCEEDINGS

Until September, 1997 the Company shall remain subject to an Order of the FTC under the date of September 9, 1987 containing certain reporting and notice requirements with title plant acquisitions and certain investment activity by the Company.

Under the date of July 22, 1991, the Company became subject to a second FTC Consent Order with respect to its acquisition of Ticor Title Insurance Company of California which closed on March 8, 1991. This Order will remain in place until July, 2001. The Order provides for the divestiture of certain title plants and back title plants and further provides for certain reporting and notice requirements with respect to investment activity and the proposed acquisition of title plant or other assets. All required divestitures have been approved by the FTC and have been completed by the Company. In September, 1995, the Company filed a petition with the FTC for removal of the prior approval provisions in applicable orders and for modification or removal of the prior notice provisions. That petition remains pending.

One CT&T employee has filed charges with an administrative agency regarding the circumstances of termination of employment. CT&T is making defensive filings in the proceeding.

                         CHICAGO TITLE AND TRUST COMPANY

                           HUMAN RESOURCES LITIGATION

Rogalski v. CT&T and Michael Welcome. Circuit Court of McHenry County, Illinois. Suit for alleged sexual harassment. Damages in amount of $75,000 are requested. The Company was dismissed from the case but the litigation continued against Mr. Welcome. Thereafter, an amended complaint was served naming CT&T as defendant on the same subject matter. Joint Petition For Leave to Appeal filed with Illinois Superior Court on April 19, 1995 on proper application of Illinois Human Rights Act and Illinois Workers Compensation Act. Decision is expected in the first quarter of 1996. Discovery on hold.

Counsel: Carmel Cosgrave
         Querry & Harrow, LTD.
         Chicago, Illinois

                     SECURITY UNION TITLE INSURANCE COMPANY

                              CORPORATE LITIGATION

Security Union is party to the consolidated antitrust matter, the Arizona federal antitrust case, the Wisconsin federal court antitrust case and is affected by the FTC Consent Orders and the Bell cases, all as reported above under Chicago Title Insurance Company and Chicago Title and Trust Company.

Security Union Title Insurance Company v. Continental Lawyers Title Company. Superior Court of California, San Diego. Claims for breach of sublease and violation of the covenant of good faith and fair dealing. This case is related to the Sollami case and arises from the conduct of Continental Lawyers in linking settlement discussions of the Sollami case to the negotiation of an extension of a sublease under which Security Union occupies premises in San Diego. The court granted plaintiff's motion for summary judgment, and Continental Lawyers seeks over $200,000 in attorney's fees for this unlawful detainer action arising out of SUTIC's leases of space in San Diego. The trial court ruled in favor of plaintiff, and the matter has been appealed.

Security Union Title Insurance Company v. Southern California Title Company. Superior Court of Los Angeles County. Case No. C732102. Suit for breach of title plant access contract. Counterclaim by Defendant for recision and breach of contract and unspecified damages. A separate federal court antitrust has been successfully defended by motion to dismiss. That decision is being appealed by the plaintiff.

Security Union Title Insurance Company v. Westland Title Company. Claim by Security Union Title Insurance Company that Westland breached its contract for title services, and that Westland owes SUTIC in excess of $400,000 for the breach. Westland has counter-claimed that SUTIC breached its obligations and that SUTIC defrauded Westland. Westland has filed for receivership and seeks to wind up and dissolve.

Counsel: Michael Olecki
         Browne & Woods
         Beverly Hills, California

Beasley, et al v. Security Union Title Insurance Company at al. District Court, Dallas County, Texas. Original petition for declaratory judgment, demand for accounting, suit for fraud upon an agent and suit for libel and slander. Damages in excess of $25 million are prayed for. Counsel:

                     SECURITY UNION TITLE INSURANCE COMPANY

                           ADMINISTRATIVE PROCEEDINGS

Under date of April 22, 1994 following extensive antitrust litigation, Chicago Title Insurance Company, Security Union Title Insurance Company and Ticor Title Insurance Company and certain other title insurers became subject to an order issued by the Federal Trade Commission which places certain conditions on the title insurers participation in a rating bureau in the states of Arizona,

Connecticut, Montana and Wisconsin. To date none of the title insurers is participating in a bureau in any of the four states.

Two former Security Union employees have filed charges with the EEOC or similar administrative agency regarding the circumstances of termination of employment. Security Union is making defensive filings in these proceedings.

                     SECURITY UNION TITLE INSURANCE COMPANY

                           HUMAN RESOURCES LITIGATION

Arnold v. Security Union Title Insurance Company. Superior Court of Fresno County, California. Suit alleges sex retaliation. Discovery in process.
Counsel:

                          TICOR TITLE INSURANCE COMPANY

                              CORPORATE LITIGATION

Ticor Title is party to the consolidated antitrust cases, the Arizona federal antitrust case, the Wisconsin federal court antitrust case and is affected by the FTC Consent Orders and the Bell cases. All these matters are listed earlier by Chicago Title Insurance Company or Chicago Title and Trust Company.

Ticor Title Insurance Company v. Commonwealth of Pennsylvania Board of Finance & Revenue. Commonwealth Court. Premium tax matter in which Pennsylvania disputes the base on which Ticor calculated the premium tax due for the years 1984 through 1993. The Board of Finance & Revenue commuted the tax basis on all charges collected by the agent through whom policies were issued, without regard to whether the charges were for insurance or for services provided by the agents. Ticor's position is that it is required to pay gross premium tax under the applicable statute only on gross premiums received by it excluding services provided by agents. The estimated potential cumulative liability at December 31, 1995 is $2.3 million. The Company has made a settlement offer of approximately $300,000 for the years in question plus an agreement on the tax base for 1994 and forward.

Counsel: James L. Fritz
         McNees, Wallace & Nurick
         Harrisburg, Pennsylvania

                          TICOR TITLE INSURANCE COMPANY

                            HUMAN RESOURCE LITIGATION

      None

                          TICOR TITLE GUARANTEE COMPANY

                              CORPORATE LITIGATION

      None

                          TICOR TITLE GUARANTEE COMPANY

                            HUMAN RESOURCE LITIGATION

                                                                 Schedule 7.5
                                                              (partical listing)

         Claims with Pending Amounts of $100,000 or Greater at 02/29/96

 Chicago Title Insurance

Claim #     Pending Amount
-------     --------------
022632541    2,880,711.63
022640361    1,466,797.75
113077681    1,269,962.64
112625811    1,159,746.94
022636534      931,487.49
025229501      892,824.07
025255738      812,599.10
021419973      784,381.85
021212527      501,653.40
025119645      482,181.67
025372087      476,671.85
021349618      314,900.00
112610391      310,821.09
112610383      310,366.09
112621638      300,000.00
025247289      297,710.18
022487946      285,310.62
112613080      280,002.30
112629813      265,972.56
025107954      265,482.70
021213723      245,855.78
023514037      243,238.46
112956935      238,206.97
112524642      230,472.90
022651145      225,390.17
022467211      216,629.82
022476923      200,556.34
112828633      200,000.00
021511225      199,162.04
022800791      192,044.15
022496681      173,685.10
022634422      166,852.54
022640759      165,775.12
025127473      161,188.04
026312546      150,000.00
021355078      150,000.00
027513845      147,019,83
021344304      148,348.30
021216049      133,542.01
028313502      131,165.95
026307827      127,290.74
021120654      119,682.13
026199562      118,407.26
025226556      115,939.50
026311837      115,000.00
022643191      109.164.33
023640337      107,587.73
026246520      100,000.00
112622305      100,000.00
            -------------
            19,020,771.14
            =============

    Claim Count = 49

  Ticor Title Insurance

 Claim #     Pending Amount
 -------     --------------
125111130      387,366.24
121321675      346,807.91
121410098      331,301.72
123611180      276,355.66
120910163      231,945.08
121321576      187,500.00
121813705      169,215.31
121511150      118,814.69
125229668      100,000.00
             ------------
             2,149,306.61
             ============

    Claim Count = 9

Security Union Title Insurance

 Claim #     Pending Amount
 -------     --------------
054003066      633,130.56
055216832      577,555.28
052434727      442,152.28
052633898      215,890.04
052628690      150,564.07
052646908      149,399.50
055213748      122,763.00
052533395      106,495.62
             ------------
             2,397,950.35
             ============

    Claim Count = 8

--------------------------------------------------------------------------------
Claims with Pending Amounts of Less Than $100,000 Totalled, in the aggregate, Approximately $39.4 million.
--------------------------------------------------------------------------------

                                  SCHEDULE 7.6
                                      LIENS

Nature and Description of                                       Amount
          Lien               Name of Lienholder                Secured(1)   Maturity
-------------------------    ------------------                ----------   --------

Chicago Title Insurance Co.:

Mortgage                     Great Western Bank                 $230,845        --

Mortgage                     Wardon Financial Corporation         34,693       03/97

Mortgage                     Anthony Scioscia                     14,762       12/04
                                                                --------
                               Total Chicago Title Insurance:   $280,300

Ticor Title Insurance Co.
and Subsidiaries:

Mortgage                     John Hancock Life Insurance Co.          (2)      09/01
                                                                --------
                               Total Ticor and Subs:

Chicago Title and Trust Co.
and Subsidiaries:

                               Grand Total                      $280,300
                                                                ========

(1) Amounts secured are as of December 31, 1995.

(2) Ticor has a 1/3 interest in a Partnership holding mortgaged property with an outstanding balance at 12/31/95 of approximately $8.6 million.

                           Schedule 7.7 - Subsidiaries

                         [ORGANIZATIONAL CHART OMITTED]

                        Alleghany Corporate Organization


                         [ORGANIZATIONAL CHART OMITTED]

                                  SCHEDULE 7.13

                                      ERISA

None.

                                  SCHEDULE 8.11

                                  INDEBTEDNESS

                                                                    Amount
Description                                  Maturity           as of 12/31/95
-----------                                  --------           --------------
Chicago Title and Trust Company:

A Consortium of Lenders and Bank of
 America Illinois as Agent for the Lenders     12/00             $50,000,000
Hampton Roads Title Corp.
 Sheal Lisner                                  12/96                 550,000
Austin Terra Firma, Inc.                       08/97               1,333,333
CTA of Central Ohio:
 5 noteholders                                 07/96                 562,149
National Flood Information Service:
 Capital Leases                                 --                     1,961
                                                                 -----------
                Total CT&T                                        52,447,443

Chicago Title Insurance Company
and Subsidiaries:

Lincoln National Life                      On Demand                  15,439
Baton Rouge:
  Cornelius J. Hyde                            01/01               1,250,000
  Cornelius J. Hyde                            01/96(1)            1,250,000
Lompoc Valley                                  04/96                   9,000
JLA Credit Corp                                02/96                     954
JLA Credit Carp                                05/96                     785
JLA Credit Corp                                07/96                   4,188
JLA Credit Corp                                09/99                  50,630
Alameda                                           --                  14,639
                                                                 -----------

                                   Total CTI & Subs                2,595,635

                                                                 -----------

                                   CONSOLIDATED TOTALS           $55,043,078
                                                                 ===========


(1) This note was paid in January 1996.

                                    TERM NOTE

                                                          Due: December 31, 2000
$15,000,000                                                   New York, New York
                                                                  March 29, 1996

      The undersigned, for value received, promises to pay to the order of THE CHASE MANHATTAN BANK, N.A. (the "Lender"), the principal sum of FIFTEEN MILLION DOLLARS ($15,000,000), which principal shall be payable in accordance with the provisions of Section 3.2 of the Credit Agreement hereinafter referred to.

      The undersigned further promises to pay interest on the unpaid principal amount of this Note from time to time outstanding, payable at such rate(s) and at such time(s), as provided in such Credit Agreement.

      Payments of both principal and interest are to be made in lawful money of the United States of America in same day or immediately available funds to the account designated by the Agent pursuant to the Credit Agreement.

      This Note is a Note referred to in, and evidences indebtedness incurred under, the Credit Agreement dated as of March 29, 1996, (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the "Credit Agreement"), to which reference is made for a statement of the terms and conditions on which the Company is permitted and required to make prepayments and repayments of principal of the indebtedness evidenced by this Note and on which such indebtedness may be declared to be immediately due and payable. Unless otherwise defined, terms used herein have the meanings provided in the Credit Agreement.

      All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.

      This Note is made under and governed by the internal laws of the State of New York.

                                     CHICAGO TITLE AND TRUST COMPANY


                                     By: /s/ Gust J. Totlis
                                         ----------------------------
                                     Its: Senior Vice President
                                            and Chief Financial Officer

Address:

171 North Clark Street
Chicago, Illinois 60601

                                    TERM NOTE

                                                          Due: December 31, 2000
$10,000,000                                                   New York, New York
                                                                  March 29, 1996

      The undersigned, for value received, promises to pay to the order of HARRIS TRUST AND SAVINGS BANK (the "Lender"), the principal sum of TEN MILLION DOLLARS ($10,000,000), which principal shall be payable in accordance with the provisions of Section 3.2 of the Credit Agreement hereinafter referred to.

      The undersigned further promises to pay interest on the unpaid principal amount of this Note from time to time outstanding, payable at such rate(s) and at such time(s), as provided in such Credit Agreement.

      Payments of both principal and interest are to be made in lawful money of the United States of America in same day or immediately available funds to the account designated by the Agent pursuant to the Credit Agreement.

      This Note is a Note referred to in, and evidences indebtedness incurred under, the Credit Agreement dated as of March 29, 1996, (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the "Credit Agreement"), to which reference is made for a statement of the terms and conditions on which the Company is permitted and required to make prepayment and repayments of principal of the indebtedness evidenced by this Note and on which such indebtedness may be declared to be immediately due and payable. Unless otherwise defined, terms used herein have the meanings provided in the Credit Agreement.

      All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.

      This Note is made under and governed by the internal laws of the State of New York.

                                     CHICAGO TITLE AND TRUST COMPANY


                                     By: /s/ Gust J. Totlis
                                         ----------------------------
                                     Its: Senior Vice President
                                            and Chief Financial Officer

Address:

171 North Clark Street
Chicago, Illinois 60601

                                    TERM NOTE

                                                          Due: December 31, 2000
$5,000,000                                                    New York, New York
                                                                  March 29, 1996

      The undersigned, for value received, promises to pay to the order of TEXAS COMMERCE BANK NATIONAL ASSOCIATION (the "Lender"), the principal sum of FIVE MILLION DOLLARS ($5,000,000), which principal shall be payable in accordance with the provisions of Section 3.2 of the Credit Agreement hereinafter referred to.

      The undersigned further promises to pay interest on the unpaid principal amount of this Note from time to time outstanding, payable at such rate(s) and at such time(s), as provided in such Credit Agreement.

      Payments of both principal and interest are to be made in lawful money of the United States of America in same day or immediately available funds to the account designated by the Agent pursuant to the Credit Agreement.

      This Note is a Note referred to in, and evidences indebtedness incurred under, the Credit Agreement dated as of March 29, 1996, (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the "Credit Agreement"), to which reference is made for a statement of the terms and conditions on which the Company is permitted and required to make prepayments and repayments of principal of the indebtedness evidenced by this Note and on which such indebtedness may be declared to be immediately due and payable. Unless otherwise defined, terms used herein have the meanings provided in the Credit Agreement.

      All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.

       This Note is made under and governed by the internal laws of the State of New York.

                                     CHICAGO TITLE AND TRUST COMPANY


                                     By: /s/ Gust J. Totlis
                                         ----------------------------
                                     Its: Senior Vice President
                                            and Chief Financial Officer

Address:

171 North Clark Street
Chicago, Illinois 60601

                                    TERM NOTE

                                                          Due: December 31, 2000
$20,000,000                                                   New York, New York
                                                                  March 29, 1996

      The undersigned, for value received, promises to pay to the order of UNITED STATES NATIONAL BANK OF OREGON (the "Lender"), the principal sum of TWENTY MILLION DOLLARS ($20,000,000), which principal shall be payable in accordance with the provisions of Section 3.2 of the Credit Agreement hereinafter referred to.

       The undersigned further promises to pay interest on the unpaid principal amount of this Note from time to time outstanding, payable at such rate(s) and at such time(s), as provided in such Credit Agreement.

      Payments of both principal and interest are to be made in lawful money of the United States of America in same day or immediately available funds to the account designated by the Agent pursuant to the Credit Agreement.

      This Note is a Note referred to in, and evidences indebtedness incurred under, the Credit Agreement dated as of March 29, 1996, (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the "Credit Agreement"), to which reference is made for a statement of the terms and conditions on which the Company is permitted and required to make prepayments and repayments of principal of the indebtedness evidenced by this Note and on which such indebtedness may be declared to be immediately due and payable. Unless otherwise defined, terms used herein have the meanings provided in the Credit Agreement.

       All parties hereto, whether as makers, endorsers or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.

       This Note is made under and governed by the internal laws of the State of New York.

                                     CHICAGO TITLE AND TRUST COMPANY


                                     By: /s/ Gust J. Totlis
                                         ----------------------------
                                     Its: Senior Vice President
                                            and Chief Financial Officer

Address:

171 North Clark Street
Chicago, Illinois 60601